UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒Definitive Proxy Statement

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☐Soliciting Material under §240.14a-12

CONTANGO OIL & GAS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO OIL & GAS COMPANY
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 11, 2017

Dear Contango

Stockholder:

March 31, 2017

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Contango Oil & Gas Company. The Annual Meeting will be held on May 11, 2017, at 9:30 a.m., local time, at the Chase Center Auditorium, located at 601 Travis St., Houston, Texas 77002.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by Internet, by telephone, by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting. The enclosed proxy card describes your voting options in more detail. Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2016, also accompanies the enclosed proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Contango’s common stock, and I hope you will be able to join us at the Annual Meeting.

Sincerely,

Allan D. Keel
President and Chief Executive Officer

CONTANGO OIL & GAS COMPANY
717 TEXAS AVENUE, SUITE 2900
HOUSTON, TEXAS 77002
(713) 236-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Contango Oil & Gas Company, a Delaware corporation, will be held on May 11, 2017, at 9:30 a.m., local time, at the Chase Center Auditorium, located at 601 Travis St., Houston, Texas 77002 for the following purposes:

(1) the election of six directors to our Board until the 2018 Annual Meeting of Stockholders;
(2) the ratifying of the appointment of Grant Thornton LLP as our independent registered public accounting firm;
(3) the holding of an advisory vote on named executive officer compensation;

(4) the approval of the amendment and restatement of the Amended and Restated 2009 Incentive Compensation Plan to, among other items, increase the number of shares authorized for issuance thereunder and to extend the term thereof;

(5) the re-approval of the material terms of the Amended and Restated  2009 Incentive Compensation Plan, as amended, in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code; and

(6) the transacting of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on March 17, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE OR USE THE TELEPHONE OR INTERNET VOTING.

By Order of the Board of Directors,

Houston, Texas	John A. Thomas
March 31, 2017	Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2017

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2017 Annual Meeting of Stockholders and the
Annual Report to Stockholders for the year ended
December 31, 2016 are available at
www.proxyvote.com

i

CONTANGO OIL & GAS COMPANY
PROXY STATEMENT

ii

CONTANGO OIL & GAS COMPANY

717 TEXAS AVENUE, SUITE 2900

HOUSTON, TEXAS 77002

(713) 236-7400

PROXY STATEMENT

FOR

THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Unless the context requires otherwise, references in this proxy statement to “Contango,” “we,” “us” and “our” are to Contango Oil & Gas Company, a Delaware corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.04 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors of Contango (our “Board”) to be voted at our 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 11, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about March 31, 2017. Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2016 is enclosed, but does not form any part of the materials for solicitation of proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of six directors to our Board, each for a term ending on the date of the 2018 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”), (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of Grant Thornton”), (3) holding an advisory vote on named executive officer compensation (this proposal is referred to as the “Compensation Advisory Vote”), (4) the approval of the amendment and restatement to the Amended and Restated 2009 Incentive Compensation Plan; (5) re-approval of the material terms of the Amended and Restated 2009 Incentive Compensation Plan pursuant to Section 162(m) of the Internal Revenue Code, and (6) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to our Investor Relations Department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available at www.proxyvote.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of voting materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 17, 2017 (the “Record Date”). The Record Date is established by our Board as required by Delaware law. On the Record Date, we had 25,232,989 shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting. Neither our Certificate of Incorporation, as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•

Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the enclosed proxy card. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 10, 2017.

•

By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 10, 2017.

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•

By Mail. You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•

By Methods Listed on Proxy Card. Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the proxy card or other information provided by the record holder.

•

In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to our company, Attn: Corporate Secretary, 717 Texas Avenue, Suite 2900, Houston, Texas, 77002, no later than May10, 2017;
•	submitting another proxy with new voting instructions by mail, telephone or the Internet voting system; or
•	attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE MKT LLC (the “NYSE MKT”).

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), and your shares will be considered broker non-votes with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Grant Thornton) in the discretion of the record holder. If you shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 3 (The Compensation Advisory Vote), Proposal 4 (Approval of the amendment and restatement of the Amended and Restated 2009 Incentive Compensation Plan), Proposal 5 (The 162(m) Re-Approval)  and your shares will be considered broker non-votes with respect to this proposal.

•

Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Ratification of Grant Thornton): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•

Proposal 3 (The Compensation Advisory Vote): Approval of the Compensation Advisory Vote requires the affirmative vote of the majority of the votes of the shares of common stock cast on this proposal at the annual meeting. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.

•

Proposal 4 (Approval of the amendment and restatement of the Amended and Restated 2009 Incentive Compensation Plan)  Approval of the Amended and Restated 2009 Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

•

Proposal 5  (The 162(m) Re-Approval).  Re-approval of the material terms of the Amended and Restated 2009 Incentive Compensation Plan, as amended, in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.  Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

Our Board has appointed Allan D. Keel and E. Joseph Grady as the management proxy holders for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or Internet, as applicable. For stockholders who have their shares voted by duly submitting a proxy by mail, telephone or Internet, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
•	FOR the advisory vote to approve named executive officer compensation;
•	FOR the approval of the amended and restatement of the Amended and Restated 2009 Incentive Compensation Plan; and
•	FOR the re-approval of the Amended and Restated 2009 Incentive Compensation Plan, as amended, pursuant to Section 162(m) of the Internal Revenue Code.
What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for a fee of approximately $9,000, plus reimbursement for reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2018 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2018 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

CORPORATE GOVERNANCE AND OUR BOARD

General

The Company’s Certificate of Incorporation and bylaws provide for the annual election of directors.  At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held twelve meetings during 2016.  During 2016, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders.  At our 2016 Annual Meeting of Stockholders, five out of the seven serving members of our Board attended.

Board Independence

As required under the listing standards of the NYSE MKT, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Nominating Committee evaluated all relevant transactions and relationships between each director nominated for election at the Annual Meeting, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating Committee, our Board has determined that B.A. Berilgen, B. James Ford, Lon McCain, and Charles M. Reimer are each an independent director, as that term is defined in the listing standards of the NYSE MKT. In making its independence recommendation, the Committee noted in particular the following at the time of determination:

Mr. Ford

Mr. Ford is a senior advisor to Oaktree Capital Management, L.P. (“Oaktree Capital Management”), which, through its affiliates OCM GW Holdings, LLC (“Oaktree Holdings”) and OCM Crimson Holdings, LLC (“OCM Crimson”), owns approximately 5.1% of our Common Stock. This significant ownership position could result in the interest of Mr. Ford becoming misaligned with those of our smaller stockholders.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established a Compensation Committee, Audit Committee, Nominating Committee and Investment Committee. Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nomination Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE MKT and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee was established to oversee and appraise the audit efforts of our independent registered public accounting firm, and monitor our accounts, procedures and internal controls. During 2016, the Audit Committee consisted of Messrs. McCain (Committee Chairman), Berilgen and Schoonover prior to our 2016 Annual Meeting of Stockholders and Messrs. McCain (Committee Chairman), Berilgen and Ford thereafter.  Following the Annual Meeting, it is expected that the Audit Committee will consist of Messrs. McCain (Committee Chairman), Berilgen and Ford.  Each member of our Audit Committee is considered “independent” as described above. The Audit Committee met four times during 2016. Upon review by and recommendation of our Nominating Committee, our Board has determined that Mr. McCain was an “audit committee financial expert” as defined under applicable rules and regulations of the SEC. Our Audit Committee has adopted a charter, which is posted on our website www.contango.com under “Corporate Governance.”

Compensation Committee

The responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” include among other things, the responsibility to:

•	Periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;
•	Review, recommend to the full Board for approval or approve, as applicable, the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;
•	Periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of the Board and its committees; and
•	Exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.

From time to time the Compensation Committee engages the services of Longnecker & Associates (“Longnecker”), an experienced compensation consulting firm that specializes in the energy industry. In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers and whether Longnecker owns any shares of our common stock. Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker. Among the services Longnecker has been asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs.   As discussed in more detail below, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an experienced compensation consulting firm with significant energy industry experience, to provide compensation-related services in 2017.

The Compensation Committee annually compares our executive compensation program to those of other companies within the oil and gas industry through the use of energy industry compensation surveys from Effective Compensation Inc. (“ECI”).  ECI surveys are utilized as they are industry-specific and derive their data from direct contributions from a large number of participating companies.  The ECI surveys compile data from many companies that we currently consider to be in our peer group, as well as companies somewhat larger than us but with which we compete for talent.  The surveys were used to compare our executive compensation program against companies (the “Peer Group”) that have comparable market capitalization, revenues, capital expenditure budgets, geographic focus and number of employees.   The Compensation Committee regularly reviews and refines the Peer Group as appropriate.  When we refer to “peers,” “Peer Group” or “peer companies” or similar phrases, we are referring to this list of companies, as it may be updated by the Compensation Committee from time to time.

During 2016, the members of the Compensation Committee were Messrs. Ford (Committee Chairman), Berilgen and Reimer. Each member of the Compensation Committee during 2016 was an “outside director” as defined under section 162(m) of the Code and was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Compensation Committee held two meetings during 2016.

Nominating Committee

The principal function of the Nominating Committee, which is discussed in detail in the “Nominating Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” is to oversee, identify, evaluation and select qualified candidates for election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others.

During 2016, the members of the Nominating Committee were Messrs. Berilgen (Committee Chairman) and McCain. Each member of the Nominating Committee during 2016 was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Nominating Committee held one meeting during 2016.

Because the Nominating Committee believes that director nominees should be considered on a case-by-case basis on each nominee’s merits, regardless of who recommended the nominee, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by stockholders. For a description of the procedures that stockholders must follow in order to timely nominate director candidates, please see “Stockholder Proposals and Director Nominations for the 2018 Annual Meeting.”

Investment Committee

The Investment Committee was created by the Board on October 1, 2013 in connection with the closing of the Company’s merger (the “Merger”) with Crimson Exploration Inc. (“Crimson”). The purpose of the Investment Committee, which is discussed in detail in the “Investment Committee Charter” that is posted on our website at www.contango.com under “Corporate Governance,” is to allocate, subject to Board approval, the amount and nature of all capital expenditures of the Company and its subsidiaries, and review and discuss the plan for such capital expenditures with Company management. The members of the Investment Committee are Messrs. Romano (Chairman) and Keel. The Investment Committee did not hold any formal meetings during 2016 although the members of the Investment Committee met frequently on an informal basis and the full Board was active in the evaluation of potential capital expenditures by the Company.

Code of Ethics

We have adopted a “code of ethics” as defined by the applicable rules of the SEC, and it is posted on our website: www.contango.com under “Corporate Governance.” Any amendment to the code of ethics will be posted promptly on our website.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board. The positions of Chairman and CEO were separated at the closing of the Merger. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Keel to focus on his role as CEO of the Company, while enabling Mr. Romano, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and

Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management. Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our company and the steps needed to manage those risks effectively. The involvement of the full Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our company. Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

Communications with our Board

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Contango Oil & Gas Company, 717 Texas Avenue, Suite 2900, Houston, Texas 77002. Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of March 17, 2017, of each of our executive officers.

Name	Age	Position
Allan D. Keel	57	President, Chief Executive Officer and Director
E. Joseph Grady	64	Senior Vice President and Chief Financial Officer
Jay S. Mengle	63	Senior Vice President—Engineering
Thomas H. Atkins	58	Senior Vice President—Exploration
James J. Metcalf Jr.	59	Senior Vice President—Operations

The following provides summary information regarding the experiences of our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our three most highly compensated current executive officers. The named executive officer profiles exclude A. Carl Isaac who served as Senior Vice President – Operations until his resignation from such position on January 15, 2017. Due to his role as Senior Vice President – Operations during the 2016 year, he is required to be identified as a named executive for 2017 in the compensation disclosures that follow these biographies.

Allan D. Keel’s biographical information may be found on page 35 of this proxy statement.

E. Joseph Grady Mr. Grady was appointed Senior Vice President and Chief Financial Officer on October 1, 2013 following the closing of the Merger. Mr. Grady had previously served as Senior Vice President and Chief Financial Officer of Crimson from March 2005 until the closing of the Merger. Mr. Grady has over 40 years of financial, operational and administrative experience, including over 30 years in the oil and gas industry. Prior to joining Crimson, Mr. Grady was managing director of Vision Fund Advisors, Inc., a financial advisory firm which he co-founded in 2001, until its dissolution in June 2008. He was formerly Senior Vice President-Finance and Chief Financial Officer of Texas Petrochemicals Holdings, Inc. from April 2003 to July 2004, Vice President-Chief Financial Officer and Treasurer of Forcenergy Inc. from 1995 to 2001, and he held various financial management positions with Pelto Oil Company from 1980 to 1990, including Vice President-Finance from 1988 to 1990. Mr. Grady is a CPA and received a Bachelor of Science degree in Accounting from Louisiana State University.

Jay S. Mengle Mr. Mengle was appointed Senior Vice President – Engineering on October 1, 2013 following the closing of the Merger. Mr. Mengle had previously served as Senior Vice President – Operations and Engineering of Crimson from April 2005 until May 2010 and Senior Vice President – Engineering from May 2010 until the closing of the Merger. Mr. Mengle joined Crimson after serving as the Shelf Asset Manager – Gulf of Mexico for Kerr-McGee Corporation subsequent to its 2004 merger with Westport Resources Corporation (“Westport”). Mr. Mengle was with Westport Resources from 1998 to 2004, where he started Westport’s Gulf Coast/Gulf of Mexico drilling and production operations. Prior to joining Westport, Mr. Mengle also served in various drilling, production and marketing management capacities at Norcen Energy Resources, Kirby Exploration and Mobil Oil Corp. Mr. Mengle received his Bachelor of Science degree in Petroleum Engineering from the University of Texas.

Thomas H. Atkins Mr. Atkins was appointed Senior Vice President – Exploration on October 1, 2013 following the closing of the Merger. Mr. Atkins had previously served as Vice President – Exploration of Crimson from April 2005 until the closing of the Merger. Mr. Atkins served as the General Manager – Gulf of Mexico for Newfield Exploration Company where he was employed from 1998 until joining Crimson. Prior to his tenure at Newfield, Mr. Atkins served in various exploration capacities with EOG Resources and its predecessor companies from 1984 to 1998, including prospect generator, development geologist and finally as Exploration Manager. Mr. Atkins also worked at the Superior Oil Company from 1981 through 1984. Mr. Atkins received a Bachelor of Science degree in Geology from the University of Oklahoma.

James J. Metcalf Jr.  Mr. Metcalf was appointed Senior Vice President – Operations on February 6, 2017.  Prior to joining Contango, Mr. Metcalf was Vice President of Operations at Advance Energy Partners, LLC from 2014 through 2016.  Prior to his tenure at Advance Energy Partners, Mr. Metcalf was a consultant to Newfield Exploration Company during 2013 and 2014 and Vice President of Drilling for Newfield from 2005 through 2013.  Before serving as Vice President of Drilling, Mr. Metcalf held several other positions of increasing responsibility at

Newfield from 1995 and 2005.  Prior to joining Newfield, Mr. Metcalf worked for several other independent oil and gas companies.   Mr. Metcalf earned his Bachelor of Science in Petroleum Engineering from Marietta College.

Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table (our principal executive officer, principal financial officer and the three most highly compensated executive officers), whom we refer to in this proxy statement as our “named executive officers.”

Name	Principal Position
Allan D. Keel	Chief Executive Officer and President
E. Joseph Grady	Senior Vice President and Chief Financial Officer
Jay S. Mengle	Senior Vice President—Engineering
A. Carl Isaac	Senior Vice President—Operations
Thomas H. Atkins	Senior Vice President—Exploration

Mr. Isaac resigned from the Company effective January 15, 2017.   The SEC’s disclosure rules require that we identify our named executive officers as of December 31, 2016, therefore Mr. Isaac is still deemed to be a named executive officer for the 2016 year.

Objectives and Philosophy of Our Executive Compensation Program

Our executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize shareholder return. We strive to achieve a balance between cash and non-cash compensation similar to that of our peers, and believe a significant portion of the compensation for each of our named executive officers should be incentive-based to emphasize a pay-for-performance philosophy. Therefore, overall competitive compensation levels and incentive pay levels vary based on the achievement of company-wide performance objectives and individual performance. Specifically, our compensation program is designed to:

•	Attract and retain individuals with superior ability;
•	Align named executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our shareholders; and
•	Increase the incentive to achieve key strategic and financial corporate performance measures by linking incentive award opportunities to the achievement of performance objectives in these areas.

To achieve these objectives, we focused in 2016 on the following corporate performance objectives:

•	Attaining a forecasted level of production;
•	Attaining a forecasted level of cash flow;
•	Attaining a specific (reduced) level of operating costs;
•	Minimizing negative revisions to on-shore proved reserve estimates;
•	Minimizing the cost of, and exposure to, liabilities associated with adverse health, safety and environmental activity;
•	Obtaining accretive shareholder return; and

•	Accomplishing strategic initiatives.

We have also implemented various best practice standards for our compensation program, as follows:

•

Clawback on Incentive Awards -  Incentive awards are subject to clawback or other recovery policies maintained by the Company and its subsidiaries, including, without limitation, any clawback policies adopted by the Company as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, or any other applicable law.

•

Incentives Tied to Company Performance and Vesting Periods – Beginning in October 2016, fifty percent (50%) of our long-term equity incentive compensation awards are subject to a performance vesting condition based upon our total shareholder return compared to an industry index over a three year performance period.

•

No Single Trigger Vesting of Equity-Based Awards for Executive Employment Agreements – In connection with the amendment of the employment agreements in late 2016 (described in more detail below), we determined that the named executive officers should not receive immediate vesting of equity-based awards upon a change in control event or non-renewal of their employment agreement.  The amended employment agreements provide that vesting for equity-based awards will only occur upon a change of control followed by termination of the named executive officer's employment for specified reasons, as defined in such named executive’s employment agreement.  This provision will apply to all awards granted following the adoption of the amended employment agreements.

The Compensation Committee from time to time adjusts and/or replaces objectives and assigns relative weights or rankings to the applicable factors, but also from time to time makes subjective determinations of compensation levels based upon a consideration of all of these factors.

Setting Executive Compensation

On behalf of our Board, the Compensation Committee reviews and evaluates all compensation for our executive officers, including our compensation philosophy, policies and plans. The Board has final approval of all compensation decisions made by the Compensation Committee with respect to our senior executive officers, unless and to the extent that a certain decision or element of compensation has been fully delegated to the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer also typically play important roles in the executive compensation process, including evaluating the other executive officers and assisting in the development of performance target goals, although the Compensation Committee or the Board, as applicable, has the final decision-making authority over compensation decisions. The Compensation Committee takes into consideration our named executive officers’ total compensation, including base salary, annual incentives and long-term incentives, both cash and equity, when considering market based adjustments to our named executive officers’ compensation.

The Compensation Committee also has the authority to retain a compensation consultant from time to time, as further described above under the heading “Corporate Governance and Our Board – Compensation Committee,” to review our compensation policies and programs to determine our competiveness within the oil and gas industry and advise the Compensation Committee as to whether modifications should be adopted in order to attract, motivate and retain key employees. Our Compensation Committee retained Longnecker, an experienced compensation consulting firm that specializes in the energy industry, during 2013 in connection with setting compensation for our named executive officers and directors following the merger with Crimson.  During 2016, the Compensation Committee retained Longnecker to help assess industry compensation trends, including trends associated with the depressed oil and natural gas price environment, for general compensation purposes.  Also during 2016 Longnecker assisted us with the amendment and restatement of the named executive officer’s employment agreements and with the modification of our equity incentive program, each of which are described in more detail below.  For 2016, the Compensation Committee utilized information from Longnecker, along with the most recent ECI survey data, and determined that no increases in base salaries were warranted.  The selected Peer Group included within ECI’s survey data for 2016 included Alta Mesa Holdings, LP, Approach Resources, Inc., Eclipse Resources Corporation, Indigo Minerals LLC, Oasis Petroleum Inc., Panhandle Oil & Gas Inc., Penn Virginia Corporation, Rex Energy Operating Corporation, Sanchez Oil & Gas Corporation, Stone Energy Corporation, and Swift Energy Company.

At the beginning of 2017, the Compensation Committee engaged Meridian.  Although Meridian’s engagement will largely be limited to addressing compensation items for the 2017 year, they did provide market comparison data for executives in conjunction with their peer group recommendations that the Compensation Committee utilized, in part, in determining the discretionary portion of our 2016 annual cash bonus awards, which were not determined until the beginning of the 2017 year.  Meridian has or will assist the Compensation Committee in 2017 with the following items: determining an appropriate peer group with respect to 2017 compensation, creating a cash bonus structure for the 2017 year, providing guidance on 2017 equity-based incentive award levels, and determining the number of additional shares to be added to our Amended and Restated 2009 Incentive Compensation Plan (the “2009 Plan”). In selecting Meridian as its independent compensation consultant, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether Meridian owns any shares of our common stock. Meridian is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Meridian does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian.

At our 2016 annual meeting of shareholders, we presented shareholders with a vote to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement relating to that meeting (referred to as a “say-on-pay” proposal).  Approximately 88% of the votes cast on the say-on-pay proposal voted in favor of the proposal. We believe this strongly affirms shareholders’ support of our approach to executive compensation, and we did not make any material changes to our program solely due to the advisory vote received. The changes described further below with respect to our long-term equity award program were driven by other considerations. At our 2016 annual meeting we also presented our shareholders with an advisory vote to approve the frequency that we would present our shareholders with a say-on-pay proposal, and we recommended that our shareholders approve an annual vote because we believe that periodic shareholder advisory votes on executive compensation are appropriate and our Compensation Committee values the feedback provided by our shareholders through such votes.  Our shareholders agreed and provided an advisory vote for an annual say-on-pay proposal.   We will take the advisory vote on say-on-pay that we conduct at this year’s annual meeting into consideration when making compensation decisions in the future.

Elements of our Executive Compensation Program
General

The principal components of our executive compensation program include:

•	base salary;
•	short-term cash incentive compensation;
•	long-term equity-based incentive compensation;
•	severance benefits; and
•	other health and fringe benefits.
Base Salary

We provide base salaries to our executive officers to compensate them for services rendered during the year at levels that we believe are competitive in the oil and gas industry and that are designed to allow us to attract, motivate and retain executive officers. Base salaries are a major component of the total annual cash compensation paid to our executive officers and are reviewed annually by the Compensation Committee. Unless delegated to the Compensation Committee, base salary determinations are made by our Board taking into consideration salary recommendations from the Compensation Committee. The Compensation Committee considers senior management’s recommendations as to appropriate compensation for members of management reporting to them.

All of our executive officers were subject to employment agreements that provided for a fixed base salary during the 2016 year. The revised employment agreements we entered into with Messrs. Keel, Grady, Mengle and Atkins also contain a fixed base salary amount that is at the same level as the original 2013 agreements.  These salaries were originally determined by the Compensation Committee and Board in 2013 in connection with the Merger after consultation with Longnecker and taking into account many factors, including:

•	the responsibilities of the officer;
•	the scope, level of expertise and experience required for the officer’s position;
•	the strategic impact of the officer’s position;
•	the potential future contribution and demonstrated individual performance of the officer; and
•	salaries paid for comparable positions at similarly-situated companies.

The table discloses the annual base salaries for each of our named executive officers for the years 2014 to 2017, which were originally set mid-2013.  The base salaries of all of our named executive officers were held constant during the 2015 to 2017 years in recognition of conditions in the oil and gas industry and, as targeted by the Compensation Committee and confirmed by the most recent ECI survey, remain comparable to the 50th percentile of our peer group.

Name	Base Salary for 2014	Base Salary for 2015 (1)	Base Salary for 2016 (1)	Base Salary for 2017
Allan D. Keel	$600,000	$600,000	$600,000	$600,000
E. Joseph Grady	$400,000	$400,000	$400,000	$400,000
Jay S. Mengle	$300,000	$300,000	$300,000	$300,000
A. Carl Isaac	$320,000	$320,000	$320,000	$320,000
Thomas H. Atkins	$310,000	$310,000	$310,000	$310,000

(1)

In recognition of the difficult and uncertain conditions facing the oil and gas industry and our efforts to reduce cash general and administrative costs and to further align the interests of Company directors and employees with the interests of shareholders, effective September 1, 2015, we implemented a retainer fee and salary replacement program (the “replacement program”), which was applicable to our directors and named executive officers, as well as all other non-field employees.  Pursuant to this program, each named executive officer’s base salary was reduced by ten percent during the final four months of 2015.  The amount of the 2015 base salary reduction for each of our named executive officers was replaced by an early 2016 award of shares of fully vested common stock (with the grant-date value of such shares approximately equal to the amount of the 2015 base salary reduction).  The replacement program remained in place from January 1, 2016 to August 31, 2016 and impacted the amount of 2016 base salary payments that were actually received by our named executive officers for each applicable pay period. The replacement program ended effective September 1, 2016, and the amount of the 2016 reduction was paid in cash to each of our named executive officers on September 16, 2016.

Annual Cash Incentive Compensation

Our named executive officers are eligible to participate in an annual, performance-based cash incentive compensation plan that is designed to reward all employees on the basis of our Company attaining pre-determined performance measures. The annual incentive plan is governed by the 2009 Plan.  The Compensation Committee retains the flexibility to make certain adjustments to the final awards for all employees, including our named executive officers, within the overall parameters of the plan, to better recognize the impact of their general contributions to the Company’s success, individual strengths and individual efforts that each individual officer may have exerted on our behalf during the fiscal year. The Compensation Committee does not have the authority to increase the bonus over the calculated amount under the performance-based cash incentive plan for such individual performance goals, however, the Compensation Committee or Board has the authority to award additional discretionary amounts in recognition of specific contributions unrelated to the targets set for the performance-based cash incentive awards.

The Compensation Committee annually approves the performance metrics and quantitative goals that make up the cash incentive bonus awards, typically within the first three months of the applicable calendar year. The performance metrics and quantitative goals are reviewed annually by the Compensation Committee with input from our executive officers, advice from retained experts, when deemed appropriate, and adjusted, as needed, in order to reflect our current structure and operations.  Each year a threshold, target and maximum goal are set for each individual metric.  For 2016, the performance goal categories for our named executive officers consisted of the following metrics and relative weightings:

Elements of our 2016 Annual Cash Incentive Program

Performance Metric	Weight of Metric to Total Award	Threshold	Target	Maximum
Oil and Gas Production (1)	6%	25.0 Bcfe	26.3 Bcfe	28.9 Bcfe
Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses (EBITDAX) (2)	6%	$25.9 million	$27.3 million	$30.0 million
Lease Operating Expense (LOE) (3)	6%	$25.5 million	$24.2 million	$22.8 million
Onshore Negative Reserve Revisions (4)	6%	-2.0 Bcfe	0	+ 4.0 Bcfe
Health, Safety and Environmental Costs (5)	6%	N/A	1	N/A
Relative Total Shareholder Return (TSR) (6)	20%	Equal to index performance	10% over index performance	30% over index performance
Subjective based upon Strategic Initiative Progress (7)	50%	25%	50%	100%

(1)

The oil and gas production goal is based on achievement of a targeted production level for the year.  Performance levels are measured using a billion cubic feet of natural gas equivalent (utilizing a 6 to 1 conversion ratio) for oil and natural gas liquids (Bcfe).

(2)

EBITDAX represents net income (loss) before interest expense, taxes, and depreciation, depletion and amortization, and exploration expenses.  It is a non-GAAP measure that we use as an approximation of cash flow from operations before tax.  We typically determine EBITDAX by adding interest expense, income tax provision, depreciation, depletion and amortization and exploration expenses to net income.  However, our definition of EBITDAX may differ from that of other companies and excludes exploration expenses, exploration dry hole costs and other non-cash charges normally considered expenses by oil and gas companies utilizing successful efforts method of accounting. We believe EBITDAX is a valuable measure of operating performance because it eliminates items that have less bearing on our operating performance and so highlights trends in our core business.

(3)

LOE represents the costs of efficiently maintaining and operating our oil and gas properties and includes several components such as direct operating costs and repair and maintenance costs.  This measures our ability to contain costs relating to operation of our oil and gas properties.

(4)

This measures our ability to maximize the productivity of, and to accurately estimate, our onshore proved reserves.     Performance levels are measured using a billion cubic feet of natural gas equivalent (utilizing a 6 to 1 conversion ratio) for oil and natural gas liquids (Bcfe).

(5)

This measures our ability to promote a safe and healthy work environment and contain costs relating to health, safety and environmental exposures. This goal is comprised of numerous quantitative and qualitative safety metrics and is measured based on outperformance of our three year trend for each of the metrics. There is only a target goal for this metric, no threshold or maximum. Where performance falls below target, no award is made for the respective metric(s). Where performance is above target, the award is made at target.

(6)

This measures the level by which the Company’s stock (NYSE MKT: MCF) outperforms the SPDR S&P Oil & Gas Exploration & Production Exchange Traded Fund Index (NYSE: XOP) and is determined by measuring the extent to which our stock performance exceeds the performance of the XOP index during the calendar year.

(7)

This metric is dependent on the Compensation Committee's subjective evaluation of whether appropriate strategic initiatives were met. The 2016 strategic initiative goals focused on increasing total proved reserves, increasing our acreage position in targeted areas, building long-term drilling inventory, and maintaining a strong credit profile.  The percentages shown represent the percentage increase in the amount calculated for the average for the other metrics that could be awarded by the Committee.

Amounts potentially earned under the performance-based cash incentive awards are set at certain percentages of the participant’s base salary. The employment agreements with our named executive officers provide that they are eligible to participate in our annual cash incentive bonus plan. The employment agreements provide for minimum (referred to herein as “threshold”), target and maximum award levels for each calendar year that are based on a percentage of the executive’s base salary. The bonus target levels, as a percentage of base salary, which each named executive officer is eligible to receive as an incentive bonus under their employment agreements are as follows:

Name	Threshold	Target	Maximum
Allan D. Keel	50%	100%	150%
E. Joseph Grady	50%	90%	130%
Jay S. Mengle	50%	80%	120%
A. Carl Isaac	50%	80%	120%
Thomas H. Atkins	50%	80%	120%

Should our financial and operating results meet or exceed either the pre-determined “threshold,” “target” and “maximum” values assigned a particular performance category (with linear interpolations between each level), then each named executive officer is generally paid a corresponding percentage of his annual salary amount for that metric.  As noted above, the Compensation Committee retains the right to make what it determines to be appropriate adjustments to actual performance results for the year, to the extent it believes that adjustments are warranted.  For example, in determining the actual level of EBITDAX for a particular year, it may exclude the effects of certain non-cash income/expense items such as the mark to market benefit/charge to our results of operations required by FASB ASC Topic 815, “Derivatives and Hedging,” non-cash charges to our results of operations related to FASB ASC Topic 718 or the variance in EBITDAX caused by the variance between actual NYMEX benchmark oil and gas prices and the forecasted NYMEX benchmark prices incorporated into the performance goals (since NYMEX prices are largely not within management’s control).

We satisfied each of the company performance metrics for the 2016 year as follows:

Performance Metric	Percentage of Target Goal Achieved for Metric	Approximate Weighted Percentage of Target Award Level Earned for Metric (1)	Approximate Percentage of Total Award Attributable to Metric (1)
Oil and Gas Production	98.8%	5.3%	7.3%
Earnings before Interest, Taxes, Depreciation, Amortization and Exploration Expenses	99.9%	5.9%	8.2%
Lease Operating Expense (LOE)	99.3%	6.4%	8.8%
Onshore Negative Reserve Revisions	100.0%	9.0%	12.4%
Health, Safety and Environmental Costs	83.0%	5.0%	6.8%
Relative Total Shareholder Return (TSR)	69.0%	16.9%	23.2%
Strategic Initiatives (2)	N/A	25.00%	33.3%
Total			100%

(1)

Percentage of Target Award Level Earned for Metric and Percentage of Total Award Attributable to Metric provided in this table represent the awarded amounts for our President/CEO. The levels for the other NEO's will be slightly different because of differences in their overall bonus opportunity levels.

(2)

The Compensation Committee made a subjective determination to award 25% of the strategic initiative oriented discretionary award for the 2016 year (50% of the target award level).  Among the factors considered by the Compensation Committee when evaluating this award were the Company’s acquisition of a high-quality lease position in the high profile Southern Delaware Basin on attractive terms and the use of the acquisition as a catalyst to raise additional equity capital to provide early development capital and to preserve the Company's healthy balance sheet. This acquisition provides a multi-year inventory of oil-weighted drilling locations that should be impactful to oil production and reserve growth.

Our Compensation Committee was conscious of the need to control potential cash incentive awards in an uncertain oil and gas market and determined that 50% of the bonus would be discretionary, dependent on whether the Company achieved appropriate strategic initiative(s) and the state of the market at the time of the award.  Although the discretionary portion of the award comprised a potential 50% of the total award, there were limitations on the amounts that could be discretionarily paid.  The Compensation Committee determined that when the six company performance metrics could be calculated for 2016 with respect to the first 50% of the award that was performance-based, the percentage of the target award that was earned solely based upon the six company performance goals would be determined.  The resulting percentage would then become the maximum percentage that could be awarded to any executive pursuant to the discretionary component of the award.  For example, the 2016 company performance metrics were earned in the aggregate at 91.67% of target, therefore the Compensation Committee was limited to awarding 91.67% of the allotted discretionary portion of the target award.  The Compensation Committee ultimately awarded approximately half of the potential strategic initiative oriented discretionary award with respect to the 2016 year.  Among the factors considered by the Compensation Committee when evaluating the portion of the strategic initiative oriented discretionary award for the 2016 year were the company’s acquisition of an acreage position in the Southern Delaware Basin and the completion of a public offering of shares of the company’s common stock to fund the acquisition and provide capital for the initial development of the acreage.

The awards to each named executive officer with respect to the company components in the 2016 year are reflected within two separate columns of the Summary Compensation Table below.  The amount earned with respect to the company performance metrics are listed below in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, and the discretionary portion is reflected in the Bonus Awards column of the Summary Compensation Table.  The awards were paid in February 2017.

The revised employment agreements we entered into with Messrs. Keel, Grady, Mengle and Atkins in November 2016 set forth bonus targets for each applicable executive officer beginning with the 2017 year.  Messrs. Keel and Grady will have target bonus amounts set at 100% of base salary, and Messrs. Mengle and Atkins will have a target bonus amount set at 80% of base salary.

Long Term Equity Incentive Compensation

In addition to the annual cash incentive awards described above, our 2009 Plan also allows us to grant equity-based incentive awards to our named executive officers and other eligible employees.  We have adopted a long-term equity award program under the 2009 Plan (the “LTIP”) pursuant to which each of our employees, including our named executive officers, is eligible to participate. The annual equity awards contemplated by the LTIP will provide the named executive officers with a longer-term stake in our Company. The equity awards granted under the LTIP are intended to act as a long-term retention tool and align employee and stockholder interests by increasing compensation as stockholder value increases.  Due to the difficult and uncertain conditions facing the oil and gas industry, when establishing the long-term incentive compensation award parameters for our named executive officers for the beginning of 2016, our Compensation Committee determined that the amount and type of awards granted would be discretionary.

2015 Awards

In recent years the Compensation Committee has granted awards on a “look-back” basis.  The Compensation Committee would analyze the results from the performance metrics utilized in determining cash incentive bonus awards for the year, and would then make decisions regarding the type and level of equity-based awards that should be granted with respect to that year.  Because the company metrics could not be determined until the end of the year in question, awards were not granted until the year following the year for which the awards related to. Under the

SEC disclosure rules, equity awards are reported in the year of grant, without regard to the year to which the service may have related.  This created a disconnect in our disclosures, as the equity awards reported within the compensation tables that follow the Compensation Discussion and Analysis would not relate to services provided in the applicable year. This grant process was in place during the 2015 year, therefore awards of time-based restricted stock awards that appear in the Summary Compensation Table for the 2016 year actually relate to services provided during the 2015 year.

Named Executive Officer	Restricted Stock Grant (#)(1)	Value on Grant Date ($)(2)
Allan D. Keel	51,486	648,724
E. Joseph Grady	24,518	308,927
Jay S. Mengle	18,388	231,689
A. Carl Isaac	19,614	247,136
Thomas H. Atkins	—	—

(1)

The restricted stock awards reflected vest in four equal annual increments commencing on the first anniversary of the grant date (April 26, 2016), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(2)	Value was determined in accordance with the same grant date accounting principles used to report stock grants within the Summary Compensation Table below.

2016 Awards

In October 2016 our Board determined to modify our annual equity program, and engaged Longnecker to assist in determining the appropriate modifications.  The Compensation Committee first desired to clarify the award process by granting equity-based awards on a “look-forward” basis, a trend within the oil and gas industry.  LTIP awards will be granted as an incentive to superior performance in future years, which will be accomplished by having the awards subject to both time-based and performance-based vesting conditions.  Due to the SEC disclosure rules described above, this has resulted in both the 2015 LTIP awards and the new 2016 LTIP awards being disclosed within the compensation tables for the 2016 year, but the overlap in awards is due solely to our change in process and is not expected to occur in the future.

The second change the Compensation Committee made in October 2016 was the inclusion of a performance-based vesting component to our equity grants.  The Board determined that the annual equity awards granted pursuant to the LTIP should be granted 50% in time-based restricted stock awards that vest in three annual installments, and 50% in performance-based restricted stock unit awards.  The performance period for the performance awards will be three years.   During this period, our stock performance will be measured against the performance of the companies comprising the S&P Oil & Gas Exploration & Production Exchange Traded Fund over the same period (the “XOP Index”). At the end of the period, the target number of stock units will be multiplied by a modifier. The modifier will be based on our performance during the applicable performance period compared to the fund over the same period, as reflected in the following table:

	MCF Price Performance Over XOP Index	% of Award Payout (1)	% of Award Payout if MCF Absolute Performance is Negative (1)(2)
Maximum:	30.00%	200%	100%
	28.00%	190%	95%
	26.00%	180%	90%
	24.00%	170%	85%
	22.00%	160%	80%
	20.00%	150%	75%
	18.00%	140%	70%
	16.00%	130%	65%
	14.00%	120%	60%
	12.00%	110%	55%
Target:	10.00%	100%	50%
	8.00%	90%	45%
	6.00%	80%	40%
	4.00%	70%	35%
	2.00%	60%	30%
Threshold:	0%	50%	25%

(1)

For performance levels between the levels listed in the table, payout levels will be interpolated relative to the actual performance attained. For performance levels between the threshold and target level, a proportionate fraction of the modifier between 50% and 100% will be applied, and for performance between the target level and maximum level, a proportionate fraction of the modifier between 100% and 200% will be applied.

(2)	In the event the absolute performance of the Company’s stock is negative for the performance period, the possible award payout will be reduced by 50%.

The number of time-based restricted stock, and the threshold, target and maximum number of performance-based restricted stock unit awards granted to our named executive officers during the 2016 year are reflected below:

Named Executive Officer	Restricted Stock (#) (1)	Restricted Stock Value on Grant Date ($)(2)	Performance Based Restricted Stock Units (#) (3)	Performance- Based Restricted Stock Units Value on Grant Date ($)(2)	Total Value on Grant Date
Allan D. Keel	60,300	628,326	60,300	984,096	1,612,422
E. Joseph Grady	28,700	299,054	28,700	468,384	767,438
Jay S. Mengle	21,500	224,030	21,500	350,880	574,910
A. Carl Isaac	23,000	239,660	23,000	375,360	615,020
Thomas H. Atkins	22,300	232,366	22,300	363,936	596,302

(1)

The restricted stock awards reflected vest in three equal annual increments commencing on the first anniversary of the grant date (October 20, 2016), according to the following schedule: 33% (year 1), 33% (year 2), and 34% (year 3).

(2)	Value was determined in accordance with the same grant date accounting principles used to report stock and stock unit grants within the Summary Compensation Table below.
(3)

The performance-based restricted stock units reflected were granted October 20, 2016 and vest at the end of a three year performance period beginning January 1, 2016 and ending December 31, 2018. The actual number of shares that may vest will range from 0% to 200% of the original units granted depending upon the Company’s stock (NYSE MKT: MCF) performance over the XOP Index.Share amounts shown for performance-based units reflect the target award level.

Replacement Program Awards

The remaining equity grants reflected within the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2016 year reflect the fully vested grants of our common stock that were provided to our named executive officers in connection with the replacement program described above.  Although the stock was granted pursuant to the 2009 Plan, it does not relate to equity awards that we have granted pursuant to our annual equity compensation program described above. The replacement program was terminated during the 2016 year.  The shares of stock issued to our named executive officers during 2016 pursuant to the replacement program are reflected below:

Named Executive Officer	Number of Shares	Value on Grant Date ($)(2)
Allan D. Keel	3,125	20,000
E. Joseph Grady	2,084	13,338
Jay S. Mengle	1,563	10,003
A. Carl Isaac	1,667	10,669
Thomas H. Atkins	1,615	10,336

(1)	Value was determined in accordance with the same grant date accounting principles used to report stock grants within the Summary Compensation Table below.
Severance Benefits

Each of the current employment agreements with our named executive officers provide for severance payments upon a termination for any reason other than cause, including termination pursuant to a change of control. These agreements also provide for the accelerated vesting of certain equity awards in the event of an involuntary termination in connection with a change of control. We believe that the executive officers should be provided an incentive to consummate a change of control that would generate attractive returns for our stockholders. Without such an incentive, the executive officers may not diligently pursue such opportunities. In addition, severance provisions were included as a means of attracting and retaining executives and to provide replacement income if their employment is terminated under certain circumstances. Each employment agreement contains similar but not identical provisions regarding severance payments and relevant provisions of those agreements are provided in the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers. We pay membership dues for private clubs for two of our named executive officers as these memberships are intended to be used in part for business entertainment purposes.

Other Matters
Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to our chief executive officer and our three most highly compensated executive officers other than the chief executive officer and the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Our benefit plans are generally designed to permit compensation to be structured to meet the qualified performance-based compensation exception. To maintain flexibility in compensating named executive officers in a manner designed to promote varying company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution and our financial statements.

Risk Considerations in our Overall Compensation Program

When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term goals, performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Contango Oil & Gas Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

B. James Ford (Chairman)
B.A. Berilgen
Charles M. Reimer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was during 2016 an employee, or is or ever has been an officer, of the Company or its subsidiaries.  No executive officer of the Company has served as a director or a member of the compensation committee of another company whose executive officers serve as a member of the Company’s Board or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation and benefits that were paid to or earned by our named executive officers for years 2014, 2015 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Allan D. Keel	2016	600,000	145,410	2,281,146	—	290,819	50,212	3,367,587
Chief Executive Officer	2015	580,000	—	975,336	—	108,000	51,014	1,715,151
and President	2014	600,000	—	—	—	426,800	50,494	1,077,294

E. Joseph Grady	2016	400,000	87,348	1,089,702	—	174,696	51,394	1,803,140
Senior Vice President	2015	386,667	—	480,212	—	65,800	53,220	985,899
and Chief Financial Officer	2014	400,000	—	—	—	259,600	54,139	713,739

A. Carl Isaac	2016	320,000	—	872,825	—	—	41,113	1,233,938
Senior Vice President –	2015	309,334	—	381,715	—	48,400	41,633	781,082
Operations	2014	320,000	—	—	—	188,300	43,952	552,252

Jay S. Mengle	2016	300,000	59,330	816,602	—	118,659	33,792	1,328,383
Senior Vice President –	2015	290,000	—	357,847	—	45,400	34,328	727,574
Engineering	2014	300,000	—	—	—	176,500	35,747	512,247

Thomas H. Atkins	2016	310,000	61,307	606,638	—	122,615	40,099	1,140,659
Senior Vice President –	2015	299,667	—	369,781	—	46,900	43,630	759,977
Exploration	2014	310,000	—	—	—	182,400	51,734	544,134

(1)	For 2015 and 2016, the amounts included in this column reflect application of the replacement program.
(2)

The amounts included in this column represent the discretionary portion of the cash incentive bonus awarded to our named executive officers for 2016. Mr. Isaac did not receive a bonus for 2016 as he was no longer employed at the time that bonuses were paid.

(3)

This column reflects a combination of equity-based awards made during 2016.  The equity awards that we granted to our named executive officers with respect to 2015 services were not granted until the 2016 year, thus they are reflected in this table as 2016 awards.  The 2016 awards also reflect fully vested common stock granted in January 2016 that relate to the replacement program that was in place during the 2015 year. The modification to our equity program late in the 2016 year also resulted in the October 2016 time-based and performance-based equity awards being granted within the 2016 year.  Going forward, we expect that this column will only reflect the annual equity awards granted with respect to the applicable year as we switch to a forward-looking equity grant practice.  The amounts reported in this column reflect the aggregate grant date fair value of all restricted stock, performance-based restricted stock units and fully granted stock awards granted during fiscal 2016, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

(4)

The amounts included in this column represent the performance-based cash incentive bonuses awarded to our named executive officers for 2014, 2015 and 2016. Mr. Isaac was no longer employed at the time that bonuses were paid.

(5)	For 2016, the amounts included in this column are attributable as follows:

	Matching 401(k) Contributions ($)	Insurance Premiums* ($)	ORRI Payments** ($)	Club Dues*** ($)	Total ($)
Allan D. Keel	15,900	15,804	—	18,508	50,212
E. Joseph Grady	15,900	31,856	—	3,637	51,394
A. Carl Isaac	15,900	25,213	—	—	41,113
Jay S. Mengle	15,900	17,892	—	—	33,792
Thomas H. Atkins	15,900	23,012	1,187	—	40,099

*     Represents premium payments made on behalf of the executive officers for medical, dental, vision, life insurance and accidental death and dismemberment coverage.

**   Mr. Atkins receives royalty payments attributable to overriding royalty interests granted to him pursuant to an Overriding Royalty Interest Plan that was previously maintained by Crimson and terminated in 2010. Mr. Atkins also received royalty payments from third-party operators attributable to overriding royalty interests granted to him pursuant to the Crimson Overriding Royalty Interest Plan; such amounts are not reflected above.

*** Represents payments made on behalf of the executive officers for membership dues at private clubs

Grants of Plan-Based Awards during the Year Ending December 31, 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (5)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares (#)	of Stock and Option Awards ($)
Allan D. Keel	1/4/2016 (1)
	4/26/2016 (2)
	10/20/2016 (3)							60,300	628,326
	10/20/2016 (4)				30,150	60,300	120,600		984,096
		150,000	300,000	450,000
E. Joseph Grady	1/4/2016 (1)							2,084	13,338
	4/26/2016 (2)							24,518	308,927
	10/20/2016 (3)							28,700	299,054
	10/20/2016 (4)				14,350	28,700	57,400		468,384
		100,000	180,000	260,000
A. Carl Isaac	1/4/2016 (1)							1,667	10,669
	4/26/2016 (2)							19,614	247,136
	10/20/2016 (3)							23,000	239,660
	10/20/2016 (4)				11,500	23,000	46,000		375,360
		80,000	128,000	192,000
Jay S. Mengle	1/4/2016 (1)							1,563	10,003
	4/26/2016 (2)							18,388	231,689
	10/20/2016 (3)							21,500	224,030
	10/20/2016 (4)				10,750	21,500	43,000		350,880
		75,000	120,000	180,000
Thomas H. Atkins	1/4/2016 (1)							1,615	10,336
	10/20/2016 (3)							22,300	232,366
	10/20/2016 (4)				11,150	22,300	44,600		363,936
		77,500	124,000	186,000

(1)	Reflects fully vested shares of common stock granted in connection with the replacement program for the portion of 2015 base salaries subject to the program.
(2)	Reflects restricted stock awards granted pursuant to our LTIP with respect to the 2015 performance year, which will vest in four annual installments.
(3)	Reflects restricted stock awards granted pursuant to our LTIP with respect to the 2016 performance year, which will vest in three annual installments
(4)

Reflects performance-based restricted stock unit awards granted pursuant to our LTIP with respect to the 2016 performance year. During the three-year performance period (January 1, 2016 – December 31, 2018), our stock performance will be measured against the performance of the companies comprising the XOP Index over the same period.  At the end of the period, the target number of stock units will be multiplied by a modifier based on our performance during the applicable performance period, which will determine the number of shares granted to the applicable named executive officer.

(5)

As noted above, our Compensation Committee was conscious of the need to reduce cash costs in a depressed oil and gas market and determined in early 2016 that only 50% of the target bonus should be calculated using the applicable performance-based criteria would be paid.  The discretionary portion of the award is not reflected within this table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The table below reflects the ratio of base salary and discretionary cash bonuses to total compensation for each of our named executive officers:

Named Executive Officer	Base Salary and Discretionary Bonus as a Percent of Total Compensation
Allan D. Keel	22.13%
E. Joseph Grady	27.03%
A. Carl Isaac	25.93%
Jay S. Mengle	27.05%
Thomas H. Atkins	32.41%

Outstanding Equity Awards at 2016 Year-End

The table below reflects the unexercised and unvested equity compensation awards that each of our named executives held as of December 31, 2016.

	Option Awards				Stock Awards			Performance-Based Restricted Stock Unit Awards
				Market	Market
		Number of		Value of	Value of
	Number of	Securities		Number of	Shares or		Number of	Unearned
	Securities	Underlying		Shares or	Units of		Unearned	Shares
	Underlying	Unexercised		Units of Stock	Stock That		Shares,	That
	Unexercised	Options (#)	Option	Option	That Have Not		Have Not	That Have	Have Not
	Options (#)	Unexercisable	Exercise	Expiration	Vested		Vested	Not Vested	Vested
Name	Exercisable	(1)	Price ($)	Date	(#)(1)		($)(2)	(#)(1)	($)(2)
Allan D. Keel	41,439	0	60.33	2/17/21	32,425	(3)	302,850	120,600 (6)	1,126,404
	14,504	0	60.33	6/16/21	51,486	(4)	480,879
					60,300	(5)	563,202

E. Joseph Grady	18,647	0	60.33	2/17/21	15,964	(3)	149,104	57,400 (6)	536,116
					24,518	(4)	228,998
					28,700	(5)	268,058

A. Carl Isaac (7)	8,288	0	39.94	5/9/20	23,000	(5)	214,820	46,000 (6)	429,640
	6,216	0	41.63	8/15/21

Jay S. Mengle	3,729	0	60.33	2/17/21	11,896	(3)	111,109	43,000 (6)	401,620
					18,388	(4)	171,744
					21,500	(5)	200,810

Thomas H. Atkins	3,174	0	60.33	2/17/21	12,293	(3)	114,817	44,600 (6)	416,564
					22,300	(5)	208,282

(1)	For events that could result in accelerated vesting or forfeiture of the awards, see the section entitled “Potential Payments upon Termination or Change of Control—Severance Payments” below.
(2)

The market value of the unvested awards were determined using the closing price of our Common Stock on December 31, 2016 of $9.34 per share (which was the closing price on December 30, 2016, the last trading day of the year).

(3)

The restricted stock awards reflected vest in four equal annual increments commencing on the first anniversary of the date of grant (March 13, 2015), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(4)

The restricted stock awards reflected vest in four equal annual increments commencing on the first anniversary of the date of grant (April 26, 2016), according to the following schedule: 25% (year 1), 25% (year 2), 25% (year 3), and 25% (year 4).

(5)

The restricted stock awards reflected vest in three annual increments commencing on the first anniversary of the date of grant (October 20, 2016), according to the following schedule: 33% (year 1), 33% (year 2), 34% (year 3).

(6)

The performance-based restricted stock units reflected were granted October 20, 2016 and vest at the end of a three year performance period beginning January 1, 2016 and ending December 31, 2018. The actual number of shares that vest range from 0% to 200% of the original shares granted depending upon the Company’s stock (NYSE MKT: MCF) performance over the XOP Index. As our actual performance as of December 31, 2016 would have vested the awards between the target and maximum levels, we have reflected maximum levels within this table, although the number that will be eligible to vest cannot be determined until December 31, 2018.

(7)	Under the terms of Mr. Isaac’s employment agreement dated June 6, 2013, upon expiration and non-renewal of the agreement all outstanding incentive plan awards vested on November 15, 2016.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of restricted stock awards during 2016 on an aggregated basis with respect to each of our named executive officers. During 2016, none of our named executive officers exercised any stock option awards.

Option Exercises and Stock Vested During 2016
	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting ($)
Allan D. Keel	23,365 (1)	217,061
	10,808 (2)	100,082

E. Joseph Grady	10,515 (1)	97,684
	5,322 (2)	49,282

A. Carl Isaac	7,010 (1)	65,123
	4,230 (2)	29,170
	12,690 (3)	114,250
	19,614 (4)	176,526

Jay S. Mengle	7,010 (1)	65,123
	3,966 (2)	36,725

Thomas H. Atkins	7,010 (1)	65,123
	4,098 (2)	37,947

(1)

The restricted stock reflected here vested November 12, 2016. The value was determined using the closing price of our Common Stock of $9.29/share on the vesting date. Each of Messrs. Keel, Grady, Isaac, Mengle and Atkins elected to satisfy all or some portion of their individual federal tax withholding obligations with vested shares based on the $9.29/share price. Accordingly, 6,390; 2,875; 1,917; 1,917; and 1,917 shares, respectively, were withheld from the amounts reflected in the table above.

(2)

The restricted stock reflected here vested March 13, 2016. The value was determined using the closing price of our Common Stock of $9.26/share on the vesting date. Each of Messrs. Keel, Grady, Isaac, Mengle and Atkins elected to satisfy all or some portion of their individual federal tax withholding obligations with vested shares based on the $9.26/share price. Accordingly, 2,895; 1,587; 1,381; 1,294; and 1,337 shares, respectively, were withheld from the amounts reflected in the table above.

(3)

The restricted stock reflected here vested on November 15, 2016 per the non-renewal terms of Mr. Isaac’s employment agreement. The value was determined using the closing price of our Common Stock of $9.00/share on the vesting date. Mr. Isaac elected to satisfy all or some portion of his individual federal tax withholding obligations with vested shares based on the $9.00/share price. Accordingly, 3,470 shares were withheld from the amount reflected in the table above.

(4)

The restricted stock reflected here vested on November 15, 2016 per the non-renewal terms of Mr. Isaac’s employment agreement. The value was determined using the closing price of our Common Stock of $9.00/share on the vesting date. Mr. Isaac elected to satisfy all or some portion of his individual federal tax withholding obligations with vested shares based on the $9.00/share price. Accordingly, 5,364 shares were withheld from the amount reflected in the table above.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain severance benefits and change in control benefits pursuant to their employment agreements and the terms of our LTIP awards.  The potential severance and change in control benefits that our named executive officers could have received as of December 31, 2016 are described and quantified below.

Employment Agreements

During the majority of the 2016 year, the employment relationship of our named executive officers was governed by employment agreements that we entered into with each executive in 2013. The original employment agreements with Messrs. Keel, Grady, Isaac, Mengle and Atkins provided for potential payments to the executives upon certain terminations of employment and a change in control. On November 30, 2016, we entered into amended employment agreements with Messrs. Keel, Grady, Mengle and Atkins, which governed their employment relationship as of December 31, 2016 and are described below.

The employment agreements have new employment terms beginning on the effective date of the agreement. With respect to Messrs. Keel and Grady, the original term will be three years following the effective date, and with respect to Messrs. Mengle and Atkins the original term will be two years following the effective date. Each of the employment agreements will be automatically renewed for additional one year terms if neither party has provided notice of a non-renewal at least 90 days prior to the date of the scheduled renewal.

Base salaries were not modified for any of the Executives from the amounts set forth in their original 2013 employment agreements. Each applicable executive will be eligible to participate in our cash incentive bonus plan for each applicable employment calendar year, with target annual awards set at the following percentages of base salary for each executive: Messrs. Keel and Grady, 100%; Messrs. Mengle and Atkins, 80% (the “Target Bonus”). Each executive will also be eligible to participate in our equity compensation plans under the terms and conditions as the Company may determine for any applicable calendar year.

In the event that an executive incurs a termination from employment by us without Cause (defined below) or by an executive for Good Reason (defined below), in either case outside of a Protection Period (defined below), the executive would be entitled to receive the following benefits provided that he complies with the restrictive covenants described below and signs a release in our favor: (a) a cash payment equal to two times the executive’s current base salary; (b) a cash payment equal to the greater of (1) the average amount of the annual cash bonus the executive has received during the two years prior to the year of termination (the “Average Bonus”) or (2) the Target Bonus; (c) pro-rata vesting acceleration or adjustment of all equity compensation awards, (d) reimbursements for continued health benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and (e) a pro-rata cash bonus for the year in which the termination occurs, calculated based on actual performance for the full year but pro-rated for the number of days the executive was employed during the year.

In the event that an executive is terminated from employment by us without Cause or by an executive for Good Reason, in either case during a Protection Period, the terminated executive would be entitled to receive the following benefits provided that he complies with the restrictive covenants described below and executes and delivers a release of liability in our favor: (i) a cash payment equal to two times the executive’s then current base salary; (ii) a cash payment equal to two times the greater of (1) the Average Bonus or (2) the Target Bonus; (iii) full acceleration of vesting with respect to all equity compensation awards with time-based vesting; (iv) acceleration of vesting to the end of the performance period applicable to all equity compensation awards with performance-based vesting; (v) reimbursements for continued health benefits pursuant to COBRA and (vi) a pro-rata cash bonus for the year in which the termination occurs, calculated based on actual performance for the full year but pro-rated for the number of days the executive was employed during the year.

The benefits each executive (or his estate) could receive upon an executive’s termination of employment due to a death or Permanent Disability (as defined below) were not modified from the original 2013 employment agreement provisions. The executives (or their estate, as applicable) would each be entitled to receive a pro-rata salary and Target Bonus amount for the year of termination and acceleration of vesting for all equity compensation awards. The executive (or his estate) would also receive a cash payment equal to the greater of (a) the remainder of base salary that would have been earned by the executive under the employment agreement until the end of the term of the agreement or (b) twelve months of base salary plus the Target Bonus amount for the year of termination. We will reimburse the executive (or his estate) for continued health care costs for the executive (or his dependents) pursuant to COBRA following a termination due to death or Permanent Disability.

In the event that an executive is terminated for Cause or resigns without Good Reason, either outside or during a Protection Period, or we do not renew the employment agreements, the executive would not receive severance payments.   The employment agreements contain confidentiality, non-competition and non-solicitation covenants, and the executive will be bound to the non-compete and non-solicitation restrictions for one year in the event that he is terminated for any reason other than Cause. In order to receive any severance payments, the executive is required to execute a general release of claims against us.

The employment agreements provide that no gross-up payment for any excise taxes under Section 4999 of the Code will be made in connection with a change in control event. In that event, if payments to any of the executives would otherwise constitute a parachute payment under Section 280G of the Code, then the payments will be limited to the dollar amount that can be paid to the executive without triggering an excise tax under Section 4999 of the Code, unless the net after-tax amount payable to the executive, after taking into account any excise tax incurred under Section 4999, would be greater without a limitation on the payments.

For purposes of the employment agreements, the capitalized terms described above shall generally be defined as follows:

•

“Cause” shall generally be defined as (a) the continued failure by an executive to perform his duties that results in material injury to us; (b) an executive’s engagement in conduct that is willful, reckless or grossly negligent and that is materially injurious to us or any affiliate; (c) in certain situations, an executive’s indictment for crimes involving moral turpitude or a felony; (d) in certain situations, an executive’s indictment for an act of criminal fraud, misappropriation or personal dishonesty; or (e) an executive’s material breach of the employment agreement in a way that is materially injurious to us.

•

“Good Reason” is generally defined within the employment agreements as the occurrence of one of the following events that occurs within the six month period prior to an executive’s termination and without the executive’s consent: (i) a material breach by us of any provision of the employment agreement; (ii) an assignment of duties that materially and adversely alters the nature or status of an executive’s position, job description, title or responsibilities; (iii) we require an executive to relocate to a location outside of the Houston, Texas metropolitan area, (iv) we materially reduce an executive’s base salary; or (v) an executive is excluded from eligibility for our bonus or benefit plans or incurs a material decrease in the level of participation in such plans.

•

A “Permanent Disability” will generally occur when an executive is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that is expected to result in death or last for a period that is not less than twelve months, or an executive begins receiving income replacement benefits for a period of not less than three months under our accident and health plan due to qualifying as having a disability under that plan.

•	The “Protection Period” for the employment agreement is the eighteen month period immediately following the closing of a qualifying change in control transaction.

Mr. Isaac did not enter into a revised employment agreement in November 2016, therefore his original 2013 employment agreement terminated and he was serving as an “at-will” employee at the end of the 2016 year.  With respect to Mr. Isaac, his 2013 employment agreement provided that in the event that his employment agreement was not renewed, he was entitled to receive the vesting of his outstanding time-based equity awards that he held on the date that the employment agreement expired.  He received the vesting of 32,304 shares of restricted stock awards on November 15, 2016 (which was reported in the Option Exercises and Stock Vested table above), but he was not entitled to any severance payments or other severance benefits in connection with the nonrenewal of his 2013 employment agreement.

Equity Award Agreements

The award agreements governing the named executive officer’s equity awards also contain provisions that would govern a termination of employment or a change in control that may be different from the provisions described within the employment agreements.  However, the provisions within the employment agreements control over the equity award agreements for the named executive officers (other than Mr. Isaac) if there is a conflict between the two agreements, therefore with respect to awards granted following amendment and restatement of the employment agreements described above, the named executive officers will not receive accelerated vesting of equity awards upon a change in control alone.  The named executive officers will also have to incur a termination of employment without cause or a termination for good reason in connection with a change in control to receive

accelerated vesting for all awards entered into following the amendment of the employment agreements.   For equity awards that were granted prior to the November 2016 employment agreements, the provisions of the named executive officer’s prior employment agreements would control in the event there is a conflict between the award agreements and the prior employment agreements.  Due to the fact that Mr. Isaac’s employment relationship was not governed by an employment agreement as of December 31, 2016, his outstanding equity awards were governed by the individual award agreements (described below) rather than his original employment agreement that was not renewed in 2016.

The time-based restricted stock award agreements that govern the outstanding restricted stock awards held by each of our named executive officers prior to the amendment of the employment agreements in November 2016 provide for the acceleration of vesting of such outstanding restricted stock awards upon a change in control.  Under these agreements a “change in control” is deemed to have occurred if: (A) any person becomes the beneficial owner of more than 25% of the voting power of our outstanding securities unless it is in connection with a transaction in which we become a subsidiary of another corporation in which our stockholders own more than 50% following such transaction; (B) the consummation of a merger or consolidation with another company where our stockholders prior to the transaction will not hold 50% or more of all votes to which stockholders of the surviving corporation would be entitled, a sale or other disposition of all or substantially all of our assets, or liquidation or dissolution of the Company; or (C) the majority of the members of our board of directors shall have been members for less than two years unless the election of such new members was approved by two-thirds of the directors then still in office who were directors at the beginning of such period. In the event of a change in control with respect to the performance-based restricted stock unit awards granted to our named executive officers in October 2016, the change in control event will be deemed to be the end of the performance period and performance will be calculated using actual performance achievements as of that date.

In the event that an executive’s employment agreement does not override the October 2016 restricted stock and performance-based restricted stock unit award agreements, the restricted stock grant agreements also provide for the accelerated vesting of the tranche of restricted stock scheduled to vest on the next vesting date following a termination of employment due to death, disability or without cause, although the performance-based restricted stock unit awards will be forfeited upon a termination of employment for any reason prior to the end of the performance period.

Change of Control Severance Plan

The Contango Oil & Gas Company Change of Control Severance Plan provides employees with cash severance and continued benefits in the event their employment is involuntarily terminated within one year following a change of control.  The provisions within the employment agreements for our named executive officers govern the severance benefits to which those officers are entitled such that this plan does not apply to them.  Because Mr. Isaac no longer had an employment agreement during late 2016, the change of control severance plan would have applied to the termination of his employment under certain circumstances.  Mr. Isaac would have been entitled, subject to providing a waiver and release, to a severance payment equal to eighteen months of his base salary and continued coverage under the Company’s medical and dental benefit plans for eighteen months had his employment been involuntarily terminated within one year following a change of control.

The table below quantifies our best estimates as to the amounts that the applicable named executive officers could have received in connection with a termination of their employment or change in control on December 31, 2016.  We have also assumed that all vacation and expenses were paid currently as of December 31, 2016.  Equity acceleration was calculated using our closing stock price on December 30, 2016 of $9.34, as December 31, 2016 was not a trading day. All amounts shown below should be considered estimates, as the actual amount of any benefit or payment could not be determined with any accuracy until the actual event occurred.

			Termination
			without
			Cause or for
			Good
		Termination	Reason in
		without	Connection
	Death or	Cause or for	with a
	Disability	Good	Change in	Change in
Name	($)(1)	Reason ($)	Control ($)	Control ($)
Allan D. Keel
Salary	1,749,041	1,200,000	1,200,000	—
Bonus (2)	436,229	1,036,229	1,636,229	—
Vesting of Equity (3)	2,360,694	1,346,931	2,360,694	2,360,694
Continued Benefits	44,493	44,493	44,493	—
Total	4,590,458	3,627,653	5,241,416	2,360,694

E. Joseph Grady
Salary	1,166,027	800,000	800,000	—
Bonus (2)	262,044	662,044	1,062,044	—
Vesting of Equity	1,128,664	646,160	1,128,664	1,128,664
Continued Benefits	52,039	52,039	52,039	—
Total	2,608,774	2,160,243	3,042,747	1,128,664

Jay S. Mengle
Salary	574,521	600,000	600,000	—
Bonus (2)	177,989	417,989	657,989	—
Vesting of Equity	845,121	483,663	845,121	845,121
Continued Benefits	43,366	43,366	43,366	—
Total	1,640,996	1,545,017	2,146,475	845,121

Thomas H. Atkins
Salary	593,671	620,000	620,000	—
Bonus (2)	183,922	431,922	679,922	—
Vesting of Equity (3)	698,006	323,099	698,006	698,006
Continued Benefits	43,366	43,366	43,366	—
Total	1,518,965	1,418,386	2,041,294	698,006

A. Carl Isaac
Salary (5)	—	—	480,000	—
Vesting of Equity (3)(4)	241,820	214,820	601,496	601,496
Continued Benefits (5)	—	—	38,221	—
Total	241,820	214,820	1,119,717	601,496

(1)

Amounts reflected here for salary assume that the executive officers would receive the greatest payments by receiving the base salary for the remainder of the current term of the agreement. For Messrs. Keel and Grady, the remaining term is 35 months, and for Messrs. Mengle and Atkins, the remaining term is 23 months.

(2)	With respect to amounts included in this row, the estimated payments set forth herein utilize the bonus each named executive officer received for 2016 under our cash incentive plan.
(3)

Each of the restricted stock awards held by the named executive officers as of December 31, 2016 were granted prior to the amendment of their respective employment agreements in November 2016, therefore they would have received accelerated vesting upon a change in control for time-based restricted stock awards and would have forfeited all performance-based restricted stock unit awards reflected.

(4)

With respect to Mr. Isaac, the only awards that he held as of December 31, 2016 were the time-based restricted stock award and performance-based restricted stock unit award granted in October 2016, which was not accelerated in connection with the nonrenewal of his employment agreement.  Amounts for Mr. Isaac reflect what he could have received as of December 31, 2016, but he forfeited such awards upon his termination of employment in 2017.

(5)	Although Mr. Isaac was not covered by an employment agreement as of December 31, 2016, he was covered by the Contango Oil & Gas Company Change of Control Severance Plan as noted above.

DIRECTOR COMPENSATION

Director Compensation for 2016

	Fees Paid in	Stock Awards
Name	Cash ($) (1)	($)(2)	Total ($)
Joseph J. Romano	56,750	119,385	176,135
Allan D. Keel (3)	—	—	—
Charles M. Reimer	58,750	119,385	178,135
Steven L. Schoonover(5)	33,000	1,670	34,670
B. A. Berilgen	71,013	119,699	190,711
B. James Ford (for Oaktree Capital Management) (4)	46,500	2,003	48,503
B. James Ford (4)	18,000	117,715	135,715
Lon McCain	70,375	119,884	190,259

(1)

Reflects amounts payable in cash. Although the directors were subject to the replacement program, the portion of 2016 retainer fees subject to the program were paid in full in cash prior to the end of 2016 and are reflected within this column.   In recognition of the difficult and uncertain conditions facing the oil and gas industry, Mr. Romano voluntarily elected to forego the retainer fee associated with his service as chairman of the Company’s board of directors.

(2)

Represents the aggregate grant date fair value of shares of restricted Common Stock computed in accordance with FASB ASC Topic 718. See note 7 to our consolidated financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. Our non-employee directors received two awards of shares of restricted Common Stock during 2016: (1) 1,745 shares of Common Stock at $6.40 per share were granted on January 4, 2016 pursuant to the replacement program, and (2) 49,460 shares of restricted Common Stock at $11.90 per share were granted on May 25, 2016.  The award made on January 4, 2016 was fully vested at the time of grant.  The award made on May 25, 2016 vests on the first anniversary of the date of grant.   The following table sets forth the number of outstanding equity awards of each of our directors as of December 31, 2016.

Director	Outstanding Shares of Stock That Have Not Vested as of December 31, 2016
Joseph J. Romano	9,892
Charles M. Reimer	9,892
Steven L. Schoonover	—
B. A. Berilgen	9,982
B. James Ford (for Oaktree Capital Management)	—
B. James Ford	9,892
Lon McCain	9,892

(3)	Mr. Keel is not provided additional compensation for his services as a director. His compensation is fully reported above in the Summary Compensation Table.
(4)

Due to policies of Oaktree Capital Management, Mr. Ford’s director compensation was issued to an affiliate of Oaktree Capital Management prior to October 1, 2016.   Compensation related to Mr. Ford’s board service was issued directly to him beginning October 1, 2016.

(5)

Mr. Schoonover was not nominated for re-election at our annual meeting on May 25, 2016.  Amounts included in the table represent prorated compensation for his period of service from January 1, 2016 through May 25, 2016.  Other than stock issued pursuant to the replacement program, no stock was awarded to Mr. Schoonover during 2016 due to him not being re-elected.

Retainer/Fees and Equity Compensation

Pursuant to our non-employee director compensation plan (the “Plan”), each non-employee directors is entitled annually to a $50,000 cash retainer and $110,000 in restricted stock, subject to a one-year vesting, adjusted for partial periods of service. The number of shares awarded was determined based on the average fair market value of our Common Stock for the 60 trading days prior to the date of grant. Directors are required to maintain ownership of at least fifty percent of the equity awarded to them within the last three calendar years. Additional annual cash retainer fees are paid to the chairman of our Board ($50,000), the chairman of the Audit Committee ($15,000), the chairman of the Compensation Committee ($10,000) and the chairman of the Nominating Committee ($9,500).

Meeting attendance fees of $1,000 are paid for each board and committee meeting attended in person. The Plan also provides for reimbursement of expenses for all directors in the performance of their duties, including reasonable travel expenses incurred attending meetings, and requires that directors maintain ownership of at least fifty percent of the stock granted to them within the last three calendar years for service on our Board of Directors.

Due to policies of Oaktree Capital Management, Mr. Ford’s director compensation was issued to an affiliate of Oaktree Capital Management prior to October 1, 2016.   Compensation related to Mr. Ford’s board service was issued directly to him beginning October 1, 2016.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our code of ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

Transactions

Olympic Energy Partners. In December 2012, Mr. Joseph J. Romano was elected President and Chief Executive Officer of the Company and served in such capacity until October 1, 2013.  The Company’s founder, Chairman and Chief Executive Officer, Mr. Kenneth R. Peak, passed away on April 19, 2013 and Mr. Romano was named Chairman of the Company.  The Merger resulted in Mr. Romano earning a $4,000,000 bonus due to the satisfaction of a performance goal, which was paid on or about June 30, 2014.  Mr. Romano also served as co-executor of Mr. Peak’s estate during a portion of 2013.  Mr. Romano is also the President and Chief Executive Officer of Olympic Energy Partners LLC (“Olympic”).

Olympic has historically participated with the Company in the drilling and development of certain prospects through participation agreements and joint operating agreements, which specify its working interest (“WI”), net revenue interest (“NRI”). Olympic last participated with the Company in the drilling of wells in March 2010, and its ownership in Company-operated wells is limited to our Dutch and Mary Rose wells.

As of December 31, 2016, Olympic owned the following interests in the Company’s offshore wells.

	WI	NRI
Dutch #1 - #5	3.53%	2.84%
Mary Rose #1	3.61%	2.70%
Mary Rose #2 - #3	3.61%	2.58%
Mary Rose #4	2.34%	1.70%
Mary Rose #5	2.56%	1.87%

Below is a summary of payments received from (paid to) Olympic in the ordinary course of business in our capacity of operator of the wells and platforms for 2016. The Company made and received similar types of payments with other well owners (in thousands):

2016
Revenue payments as well owner	$2,485
Joint interest billing receipts	$323

As of December 31, 2016, the Company’s consolidated balance sheets reflected the following balances (in thousands):

December 31, 2016
Accounts receivable:
Joint interest billing	$59
Amounts Payable:
Royalties and revenue payable	$(557)

Oaktree Capital Management, L.P. Through various funds, Oaktree Capital Management owns approximately 5.1% of the Company’s Common Stock. On October 1, 2013 following the closing of the Merger, Mr. James Ford, then a Managing Director and Portfolio Manager with Oaktree Capital Management, was elected to the Company’s Board.

Prior to October 2, 2016, all cash and equity awards payable to Mr. Ford as part of his director compensation since the merger have been instead granted to an affiliate of Oaktree Capital Management. During 2016, an affiliate of Oaktree Capital Management earned $46,500 cash and 313 shares of Common Stock as a result of Mr. Ford’s board participation.

PROPOSAL 1:  ELECTION OF DIRECTORS

General

Our Board currently consists of six directors. Directors are elected annually and hold office until the next annual meeting or until their successors are duly elected and qualified.

Our Board has nominated each of Messrs. Romano, Keel, Berilgen, Ford, McCain and Reimer for re-election as directors to serve until the 2018 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal.  We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director. Each nominee is currently a director and was previously elected to our Board by our stockholders in 2016. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size.

Information About Director Nominees

The following table sets forth the names and ages, as of March 17, 2017, of our current directors. Each of Messrs. Romano, Keel, Berilgen, Ford, McCain and Reimer is a director nominee for re-election at the Annual Meeting.

Name	Age	Position	Year First Elected Director
Joseph J. Romano	64	Chairman	2012
Allan D. Keel	57	President, Chief Executive Officer and Director	2013
B.A. Berilgen	68	Director	2007
B. James Ford	48	Director	2013
Lon McCain	69	Director	2013
Charles M. Reimer	72	Director	2005

Joseph J. Romano Mr. Romano became a Director in November 2012, after the Company’s founder, Mr. Kenneth R. Peak, received a medical leave of absence. Upon Mr. Peak’s passing in April 2013, Mr. Romano was elected Chairman. Mr. Romano also served as the Company’s President and Chief Executive Officer from November 2012 until October 1, 2013. Mr. Romano has worked in the energy industry since 1977, and assisted Mr. Peak in founding the Company in 1999. Mr. Romano served as Senior Vice President and Chief Financial Officer of Zilkha Energy Company until its sale in 1998 and served as President and Chief Executive Officer of Zilkha Renewable Company until its sale in 2005. He currently also serves in various capacities in Zilkha-affiliated companies. He has been President and Chief Executive Officer of Olympic Energy Partners since 2005 (which owns working interests in Contango’s Dutch and Mary Rose fields), President and Chief Executive Officer of ZZ Biotech since 2006, and Vice President and Director of Laetitia Vineyards and Winery since 2000. Mr. Romano also served as Chief Financial Officer, Treasurer and Controller of Texas International Company from 1986 through 1988 and its Treasurer and Controller from 1982 through 1985. Prior to 1982, Mr. Romano spent five years working in the Worldwide Energy Group of the First National Bank of Chicago. He earned his BA in Economics from the University of Wisconsin in Eau Claire and an MBA from the University of Northern Illinois. Mr. Romano brings to the Board his extensive historical knowledge about the Company, as well as his broad oil and gas management experience and corporate governance expertise.

Allan D. Keel Mr. Keel was appointed Chief Executive Officer and President and elected to the Board on October 1, 2013 following the Merger. Mr. Keel previously served as Chief Executive Officer and President, as well as a Director of Crimson from 2005 until the closing of the Merger. Prior to forming Crimson, Mr. Keel was Vice President/General Manager of Westport Resources and its predecessor in 2004 and from 1996 until mid-2000. Mr. Keel also served as President for Woodside Energy USA during 2003 and President/Chief Operating Officer for Mariner Energy from 2001-2002. Before joining Westport Oil and Gas in 1996, Mr. Keel was employed by Energen

Resources from 1984-1996 where he held several positions, the last of which was Vice President of Exploration and Business Development. Mr. Keel holds Bachelor of Science and Master of Science degrees in Geology from the University of Alabama and an MBA from the Owen School of Management at Vanderbilt University. As our Chief Executive Officer and President, Mr. Keel gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies. He also provides leadership skills, executive management experience and knowledge of our local community and business environment, which he has gained through his long career in the oil and gas industry.

B.A. Berilgen Mr. Berilgen was appointed a director of the Company in July 2007. Mr. Berilgen has served in a variety of senior positions during his 45 year career. Most recently, he was Managing Director, Head of Upstream Business, at Castleton Commodities International, LLC from February 2013 to February 2015. Prior to that he served as Chief Executive Officer of Patara Oil & Gas LLC from April 2008 to February 2013. Prior to that he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in June 2005, until his resignation in July 2007, and then served as an independent consultant to various oil and gas companies from July 2007 through April 2008. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and a M.S. in Industrial Engineering / Management Science in 1972. Mr. Berilgen’s skills in business and financial matters, as well as his breadth of oil and gas technical expertise and experience, make him a valuable addition to the Board.

B. James Ford  Mr. Ford was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. Ford was previously a member of Crimson’s Board of Directors from February 2005 until the closing of the Merger. Mr. Ford has been a Senior Advisor of Oaktree Capital Management (Oaktree) and the Los Angeles 2024 Olympics Exploratory Committee since 2016.  Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996, and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. Mr. Ford has worked extensively with a variety of Oaktree portfolio companies, including serving on the Boards of Directors of Exco Resources and Townsquare Media, as well as numerous private companies.  Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Board of the Children’s Bureau and the Advisory Council of the Stanford Graduate School of Business. Through his role at Oaktree Capital Management and his service as a director of multiple public and private companies, Mr. Ford brings to our Board investment and financial experience, experience analyzing risks and strategy of energy investments, and guidance regarding corporate governance matters.

Lon McCain. Mr. McCain was elected to the Board on October 1, 2013 following the closing of the Merger. Mr. McCain was previously a member of Crimson’s Board of Directors from June 2005 until the closing of the Merger. Between July 2009 and August 2010, Mr. McCain served as the Chief Financial Officer and Executive Vice President of Ellora Energy, Inc., an independent oil and gas exploration and production company. Before joining Ellora Energy Inc. in 2009, he previously served as Vice President, Treasurer and Chief Financial Officer of Westport, a large, publicly traded exploration and production company, from 2001 until the sale of that company to Kerr-McGee Corporation in 2004. From 1992 until joining Westport, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation and Ceres Capital. He currently serves as a director of the publicly held Cheniere Energy Partners L.P. and Continental Resources Inc. Mr. McCain was an Adjunct Professor of Finance at the Daniels College of Business of the University of Denver from 1982 to 2004. He received a Bachelor of Science degree in Business Administration and a Masters of Business Administration/Finance from the University of Denver. Mr. McCain provides our Board with extensive investment and financial experience in the oil and gas industry as well as accounting and audit experience. He also provides leadership skills, corporate governance expertise and knowledge of the Company’s business environment, which he has gained through his long career in the oil and gas industry. Mr. McCain brings years of public company management and board experience, including serving on audit committees of various energy and energy-related companies.

Charles M. Reimer Mr. Reimer was elected a director of the Company in November 2005. Mr. Reimer retired in April, 2014 from Freeport LNG Development, L.P. where he served as its President and Chief Operating Officer from its founding in early 2003. He currently serves as an Executive Advisor to the CEO of Freeport LNG Development, L.P. and is a member of its Board of Directors.  Mr. Reimer has over 45 years of experience in exploration, production, liquefied natural gas (“LNG”) and business development ventures, both domestically and abroad. From 1986 until 1998, Mr. Reimer served as the Virginia Indonesia Company senior executive responsible for the joint venture that operated oil and gas production in Indonesia, and provided LNG technical support to the P.T. Badak LNG plant in Bontang, Indonesia. Additionally, during these years he served, along with Indonesia’s Pertamina executives, on the board of directors of P.T. Badak. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. After leaving Exxon, Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt, to begin eight years of international assignments in both Egypt and Indonesia. Prior to joining Freeport LNG Development, L.P., Mr. Reimer was President and Chief Executive Officer of Cheniere Energy, Inc. Mr. Reimer brings to the Board extensive expertise in the exploration and production of oil and gas and significant executive management experience.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors and executive officers. In addition, there are no other arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

With authority granted by our Board, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017. Although stockholder ratification of the selection of Grant Thornton LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Grant Thornton will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees associated with audit and other professional services provided to us by Grant Thornton LLP for the fiscal years ended December 31, 2015 and December 31, 2016.

	Year Ended December 31
	2016	2015
Audit Fees (1)	$652,683	$539,259
Audit-Related Fees	—	—
Tax Fees (2)	—	—
All Other Fees (3)	—	—
Total	$652,683	$539,259

(1)

Audit fees are for audit services, including the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits, and accounting consultations. These fees included audit fees for the performance of annual audits of our financial statements the fiscal years ended December 31, 2015 and December 31, 2016.

(2)

Tax fees for the years ended December 31, 2015  and December 31, 2016, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales and technical advice from tax authorities.

(3)

There are no other fees for services rendered to us by Grant Thornton LLP. Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended December 31, 2015 or December 31, 2016.

The Audit Committee pre-approved all of Grant Thornton’s fees for the 2015 and 2016 fiscal years through a formal engagement letter. The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR.

PROPOSAL 3:  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in this Proxy Statement under “Executive Compensation - Compensation Discussion and Analysis,” our compensation programs are designed to:

•	reward creation of long-term shareholder value through increased shareholder returns;
•	reflect long-term corporate and individual performance;
•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;
•	be externally competitive and internally equitable;
•	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and
•	reinforce the values we express in our code of ethics.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including stock option and restricted stock awards), rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE ABOVE.

PROPOSAL 4:  THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

Description of the Proposed Amendment

The Amended and Restated 2009 Incentive Compensation Plan (as amended, the “Plan”) was originally approved by our Board and our stockholders in connection with our 2009 Annual Meeting of Stockholders.  The Plan provides for the granting of various types of equity incentive awards to the officers, directors, employees and consultants of the Company.  On April 10, 2014, our Board approved the first amendment to the Plan in the form of an amendment and restatement that, among other administrative changes to the plan, renamed the plan, added a cash award to the plan, and updated certain provisions of the plan that govern “performance-based compensation” awards granted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  On March 21, 2017, the Board approved the second amendment to the Plan (the “Amendment”) in the form of an amendment and restatement of the Plan that will modify three material terms of the Plan:

•	the number of shares of common stock authorized for issuance pursuant to the Plan will be increased by 2,000,000 shares,
•	the term of the Plan will be extended to the tenth anniversary of the new effective date of the amended and restated Plan, and
•	the number of awards that may be granted to any one person in a single year will be increased.

These three items within the Amendment are considered to be material terms of the Plan which must be approved by our stockholders prior to implementation.  Although references within this Proposal 4 will include both the material and non-material amendments to the Plan, when you are asked to vote on the “Amendment” pursuant to Proposal 4, it is only these three material items that will be subject to stockholder approval.

The Amendment also provided for certain other non-material amendments to the Plan (the “Administrative Items”).  These Administrative Items may be implanted without stockholder approval, and have been described herein to provide a fulsome description of the Plan as it will exist following the full Amendment.  Stockholders are not being asked to approve the Administrative Items that follow:

•	minimum vesting requirements on the majority of all Plan awards of at least 12 months from the date of grant;
•	modify tax withholding provisions consistent with recent financial accounting rule modifications;
•	provision for payment of any dividends or dividend equivalent payments only when, and to the extent, the underlying award is vested and earned; and
•	no single-trigger full acceleration upon a change in control with respect to an award that is assumed by the surviving entity.

A summary of the principal features of the Plan, as amended and restated by the Amendment, is provided below but does not purport to be a complete description of all of the provisions of the Plan.  The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended and Restated Incentive Compensation Plan, as amended by this Amendment, which is filed as Appendix A below.  The Plan, prior to this Amendment, is filed as an exhibit to the Company’s Schedule 14A on Definitive Proxy Statement for 2014, as filed with the Securities and Exchange Commission on April 11, 2014.

Although some portions of the Amendment described within this Proposal 4 have an impact on the terms of the Plan under Section 162(m) of the Code, the re-approval of the Plan for purposes of Section 162(m) of the Code will be addressed within Proposal 5 below, and is subject to a separate vote than the Amendment set forth in this Proposal 4.

Reason for the Proposed Amendment

We expect that the use of equity-based awards and incentive compensation awards under the Plan will be a key component of the Company’s compensation program in upcoming years.  The awards granted under the Plan, including cash awards, will assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and directors.  The Administrative Items of the Amendment will include a number of additions to our Plan that we consider to be good governance items, such as a year-long minimum vesting period for all awards and no dividend payments on unvested awards.  These amendments will assist us in maintaining incentive compensation awards that further align Plan participant interests with those of our stockholders.  As noted above, the Administrative Items are not subject to stockholder approval, but the Board believes that each item is an important amendment to the Plan and that it will improve our ability to provide meaningful value to our stockholders.

On March 21, 2017 the Board, based on the recommendation of the Compensation Committee and Meridian, determined that it is in the best interests of the Company, subject to stockholder approval, to increase the number of shares of common stock available under the Plan by an additional 2,000,000 shares.  Accordingly, this Proposal 4 seeks approval of the Amendment to increase the maximum total number of shares of common stock that the Company may issue under the Plan by 2,000,000 shares from 1,500,000 to 3,500,000 shares.

The Board believes that the requested additional authorized shares represent a reasonable amount of potential equity dilution over time and is advisable to ensure the Company has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards.  Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of approximately 72 employees, including management, and 5 non-executive directors, and we believe it is in the best interest of the Company for directors and employees, including our management team, to have an ownership interest in the Company in recognition of their present and potential contributions.  The request for shareholder authorization of additional shares under the Plan reflected in Proposal 4 is the first such request since the Plan was initially approved by our stockholders in 2009.  All employees typically receive equity awards under our LTIP and in 2016, approximately 50% of our equity awards were granted to employees other than our named executive officers.  As of March 21, 2017, the number of shares remaining available for future awards under the Plan, prior to approval of the Amendment, was 19,217.

With respect to the increase in the number of awards that may be granted to any individual each year, the Board believes that an increase in this number is necessary in times of low stock prices, as more shares are needed to satisfy a target grant value for an award. The Board did not approve an increase in the value of awards that could be granted to an individual in any given year, the Amendment will only impact the number of shares that may be subject to an award.

If the Amendment is approved at this 2017 Annual Meeting, it will become effective as of the date of our 2017 Annual Meeting, and we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for issuance under the Plan, and the 2,000,000 additional shares will be available for future awards.

Consequences of Failure to Approve the Proposal

Failure of our stockholders to approve this Proposal 4 will mean that we will continue to grant equity awards under the terms of the Plan, in its current form, until the shares available for issuance thereunder are exhausted. If we do not have shares available under the Plan, we may elect to provide compensation through other means in order to assure that we can attract and retain qualified personnel to help our company manage through ongoing depressed industry conditions and to position the Company for future growth opportunities. Those other means of compensation may include cash-settled long-term incentive awards or other cash compensation, but there will be no additional means of aligning our Plan participants interests’ directly with those of our stockholders.

It is possible that the Board will determine that the annual equity awards (likely consisting of time-based restricted stock and performance-based restricted stock units) to be granted to employees pursuant to the Plan for the 2017 performance year should be granted prior to approval of this Proposal 4. If such awards are granted prior to the approval of the Amendment and we determine that the Plan does not have sufficient shares reserved for the settlement of those awards, the award agreements will provide us with the option of settling the awards in cash in the event that this Proposal 4 is not approved.

If the Amendment is not approved, the Board may still implement the Administrative Items at any time.

Our Board of Directors recommends that stockholders vote “FOR” the approval of this Proposal No. 4 regarding the amendment and restatement of the Plan.

Description of the Plan

The description of the Plan provided below includes information regarding the Plan as amended by the Amendment. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Plan attached as Appendix A.

General Information

The purpose of the Plan is to provide a means to enhance our profitable growth and that of our subsidiaries by attracting and retaining employees, directors, consultants and advisors by providing such individuals with a means to acquire and maintain stock ownership or incentive awards the value of which is tied to the performance of our common stock. The Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for our welfare and their desire to remain in our employ. We seek to achieve the Plan’s purpose by primarily providing grants of the following (collectively referred to as “Awards”):

•	Incentive stock options
•	Nonqualified stock options
•	Stock units
•	Stock awards
•	Stock appreciation rights
•	Other stock-based awards
•	Cash awards

Administration of the Plan

The Plan will generally be administered and interpreted by the Compensation Committee; however, the Board may appoint other committees comprised of members of the Board to administer the plan as necessary to maintain compliance with our company policies or applicable laws.  References in this summary to the “Committee” shall apply to the applicable committee chosen to administer the Plan under the applicable circumstance, which may be the full Board in certain circumstances.  Unless otherwise limited by the Plan, Rule 16b-3 of the Securities Exchange Act of 1934, or the Code, the Committee has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan. This discretion includes the power to determine to whom and when Awards will be granted, determine the amount of such Awards (measured in cash, shares of common stock or as otherwise designated), proscribe and interpret the terms and provisions of each Award agreement (the terms of which may vary).

Persons Who May Participate in the Plan

Any individual who provides services to us or our subsidiaries, including non-employee directors and consultants (an “Eligible Person”), and is designated by the Committee to receive an Award under the Plan will be a “Participant.” An employee on leave of absence may be considered still employed by us for determining eligibility under the Plan. Any individual granted an Award which remains outstanding under the Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the Plan. We currently have 5 non-executive directors, 5 executive officers and approximately 67 other employees eligible to participate in the Plan.

A Participant under the Plan will be eligible to receive an Award pursuant to the terms of the Plan and subject to any limitations imposed by appropriate action of the Committee. No Award may be granted in each fiscal year to Eligible Persons with regard to shares of common stock equaling more than 500,000 shares (subject to any adjustment due to recapitalization or reorganization permitted under the Plan). The individual limit prior to the Amendment was 250,000 shares.   Also, no payment may be made in any fiscal year in cash with respect to Awards that are not related to common stock in excess of $2,500,000; this $2,500,000 limit will not be modified by the

Amendment.   No Participant will be eligible to accrue dividend equivalents with respect to an Award in the amount of over $500,000 in any calendar year.

Securities to be Offered

Shares Subject to the Plan.  The maximum aggregate number of shares of common stock that may be granted for any and all Awards under the Plan is currently the 1,500,000 (subject to any adjustment due to recapitalization or reorganization permitted under the Plan) initially approved by shareholders in 2009; the Amendment would add an additional 2,000,000 shares to the plan for an aggregate share reserve pool of 3,500,000.  As of March 21, 2017, prior to approval of the Amendment, 1,480,783 shares had been issued, 19,217 shares were available for future Awards, and 900,678 shares were the subject of outstanding Awards under the Plan (including 297,699 shares reserved for performance-based restricted stock units). If and to the extent options and stock appreciation rights granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock units, stock awards or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to these grants will become available again for purposes of the Plan. Shares of common stock surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes, will not be reissued under the Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Plan, without regard to the number of shares issued upon exercise of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights.  Stock units that are designated in the grant agreement to be paid in cash rather than in shares of common stock will not count against the aggregate share limitation.  The common stock sold pursuant to the Plan may be authorized but unissued shares, shares held by us in treasury, or shares which have been reacquired by us including shares which have been bought on the market for the purposes of the Plan. The fair market value of the common stock on a given date will be the closing sales prices reported by the applicable national securities stock exchange for the common stock on such date or, if no such sale takes place on such day, then the last reported sales price reported by the national securities exchange on which the common stock is currently traded on, or, if the common stock is no longer traded on an exchange at the time a determination of the fair market value must occur, the Committee shall determine the appropriate value for the common stock. There are no fees, commissions or other charges applicable to a purchase of common stock under the Plan.

Awards

Outstanding Awards.  As of March 21, 2017, there are an aggregate of 602,979 shares of unvested restricted stock, 297,699 shares reserved for performance-based restricted stock units, and no shares that underlie outstanding options.  Shares are reserved for performance-based restricted stock unit awards at the target award level.   On March 21, 2017, the closing price of a share of our common stock was $6.88.

Stock Options.  The Committee may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will be equal to or greater than the last sale price of the underlying shares of common stock reported on the applicable securities exchange on the date of grant.

An ISO may not be granted to an employee who holds more than 10% of the total combined voting power of all classes of our outstanding stock unless the exercise price per share is not less than 110% of the last reported sale price of the underlying shares of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a Participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant. The Committee will also determine the other terms and conditions of options, including the date or dates they become exercisable. The Committee may grant options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

A participant may exercise an option by delivering a notice of exercise to us. The Participant will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) if the Committee permits, by delivering shares of common stock already owned by the Participant and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of common stock having an aggregate fair market value on the date of exercise equal to the exercise price; (iii) if the Committee permits, by a net exercise of the option; (iv) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the Committee may approve.

The Committee will determine under what circumstances, if any, and during what time periods a Participant may exercise an option after termination of employment or service.

Stock Awards.  The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee will determine the number of shares of common stock subject to the grant of stock awards and the restrictions and other terms and conditions of the grant. The Committee will determine in the grant agreement under what circumstances a Participant may retain stock awards after termination of employment or service, and the circumstances under which stock awards may be forfeited.

The Committee will determine whether and under what conditions Participants will have the right to vote shares of common stock. The Amendment will require that dividends on stock awards shall be withheld while the stock awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the stock awards. Accumulated dividends may be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the Committee.

Stock Units.  The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the Participant with the right to receive a share of common stock or an amount based on the value of a share of common stock. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions of the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the Participant in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine in the grant agreement under what circumstances a Participant may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

The Committee may grant dividend equivalents in connection with stock units. Dividend equivalents will be payable in cash or shares of common stock and, following implementation of the Amendment, will be accrued until such time, if any, as the underlying award becomes settled.   Other terms and conditions of dividend equivalents will be determined by the Committee.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to anyone eligible to participate in the Plan. SARs may be granted in tandem with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the Participant will receive an amount equal to the value of the stock appreciation for the number of SARs exercised. Payment will be made in cash, shares of common stock or a combination of the two.

The base amount of each SAR will be determined by the Committee and will be not less than the last sale price of a share of common stock reported on the applicable stock exchange on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee will determine under what circumstances and during what time periods a Participant may exercise an SAR after termination of employment or service.

Other Stock-Based Awards.  The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of common stock, and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

Cash Awards.  The amendment and restatement of the Plan adds a cash Award to the plan document.  A cash Award may be any Award that is denominated in or settled in cash, is supplemental to or independent of any other Award granted under the Plan.  The Committee will determine all terms and conditions applicable to a cash Award at the time of grant.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of Awards under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code.  Prior to, or soon after the beginning of, the relevant performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable, in whole or part, in the event of the Participant’s death or disability during the performance period, a change of control, or other specified circumstances, in each case consistent with Treasury regulations.

The Committee will not have the discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable under grants designated by the Committee as qualified performance-based compensation. At the end of the performance period, the Committee will certify the performance results for the performance period, and determine the amount, if any, to be paid under each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

See Proposal 5 below for a list of the applicable performance goals that may be used in connection with Awards subject to Section 162(m) of the Code and additional information regarding performance Awards.

Other Provisions

Minimum Vesting Requirements.  The Amendment will require that all Awards, subject to a small carve-out, will be granted with a minimum of a 12-month vesting period, although the Committee may always impose longer vesting schedules. No more than 5% of the aggregate number of shares that remain available as of March 21, 2017 plus any shares that become available in the future (including pursuant to the Amendment) may be granted pursuant to Awards that could vest in less than 12 months of the date of grant, subject, in each case, to the Committee’s authority under the Plan to vest Awards earlier, as the Committee deems appropriate, in the event of a Participant’s termination of employment or service or otherwise as permitted by the Plan in the Committee’s exercise of its discretionary vesting authority.

Tax Withholding.  At the discretion of the Committee and subject to conditions that the Committee may impose, a Participant’s tax withholding with respect to an Award may be satisfied by withholding from any payment related to an Award or by the withholding of shares of common stock issuable pursuant to the Award based on the fair market value of the shares.    The Administrative Items will allow the Committee to withhold taxes up to the maximum statutory withholding rate that will not result in adverse accounting treatment with respect to the Award in question.

Merger or Recapitalization.  If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification, change in par value or any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without our receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limitations on the number of shares of common stock any individual may receive under grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Plan, and the price per share or the applicable market value of the grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions of the Plan applicable to a change of control will apply.

Change in Control.  With respect to all Awards that are granted prior to the Amendment, in the event of a change in control, the Committee may take any one or more of the following actions with respect to all outstanding grants, without the consent of any Participant, with respect to any Award that was granted prior to the effectiveness of the Amendment:

•

Require that all outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on all outstanding stock awards, stock units and other stock-based awards lapse as of the date of the change of control or at other such time as the Committee determines

•

Require that Participants surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the Participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable

•	After giving Participants the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Board deems appropriate
•

Determine that Participants holding stock units, other stock-based awards or dividend equivalents will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in such amount and form and on such terms as may be determined by the Committee

•	Determine that outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

The Amendment will modify the Committee’s ability to adjust Awards that are granted following the Amendment in connection with a change of control transaction.  With respect to our executive officers that are also party to an employment agreement, the executive employment agreements that we entered into in November 2016, as well an employment agreement entered into with a new executive officer in early 2017, only provide for accelerated vesting of Awards upon a qualifying termination of employment that occurs in connection with the change in control transaction.  The Board desired for all employees to be treated in a similar manner upon a change in control, therefore the Amendment will limit the Committee’s ability to provide for full acceleration solely upon a change in control.  As such, Awards granted after the approval of the Amendment will provide for double trigger vesting, where the Participant will not receive accelerated vesting unless they are also involuntarily terminated in connection with the change in control event, unless the Award is not assumed by the surviving entity in the change in control transaction.

A “change in control” shall generally mean the occurrence of one of the following events:

•

the date that any person becomes a beneficial owner of more than 50% of our securities representing either (i) the then outstanding shares of our stock (the “Outstanding Stock”) or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (the Outstanding Company Voting Securities”); however, the following acquisitions shall not constitute a change in control transaction:  (a) any acquisition directly from us, (b) any acquisition by us, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us;

•

the individuals who constitute the incumbent board (generally the members of our Board on the new effective date of the Plan, or members who were voted onto the Board by a majority of such members) cease for any reason to constitute at least a majority of our Board; or

•

the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, of the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination, (ii) no person (excluding employee benefit plans (or related trusts)) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of us that existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of our incumbent board at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination.

If an Award is subject to Section 409A of the Code, however, a “change in control” will not be deemed to occur unless the event was also a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” as defined under Section 409A of the Code.

Amendment and Termination.  The Board may amend or terminate the Plan at any time, subject to stockholder approval of any amendment for which such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate ten years after the new effective date, March 21, 2017, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Transferability of Awards.  Only the Participant may exercise rights under a grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or the laws of descent and distribution. The Committee may provide, in a grant agreement, that a Participant may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

No Repricing of Options or SARs. Neither the Board nor the Committee can amend the Plan or options or SARs previously granted under the Plan to permit a repricing of options or SARs, without prior stockholder approval.

Participants Outside the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

Clawbacks.  All Awards granted under the Plan will be subject to any clawback policies that we may adopt to govern incentive compensation awards.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively).  Awards under the Plan could be subject to additional taxes under Section 409A of the Code.  However, Awards currently outstanding have been designed to avoid application of Section 409A of the Code and if Awards are granted subject to Section 409A of the Code, such Awards will be designed to comply with the limitations and restrictions of such provision.  The tax treatment of a Participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Nonstatutory Options; SARs; Incentive Options.  Participants will not realize taxable income upon the grant of a NQSO or an SAR. Upon the exercise of a NQSO or SAR, a Participant will recognize ordinary compensation income (subject to withholding by us) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Code Limitations on Deductibility” below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither us nor our subsidiaries will be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we (or a subsidiary) will then, subject to the discussion below under “— Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a NQSO or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of an NQSO in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above. If a reload option is issued in connection with a Participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of an ISO or NQSO, the tax consequences of the reload option will be as provided above for an ISO or NQSO, depending on whether the reload option itself is an ISO or NQSO.

The Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Other Provisions — Transferability of Awards.” For income and gift tax purposes, certain transfers of NQSOs and SARs generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of NQSOs or SARs. However, the IRS informally has indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/ FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if the Participant transfers a vested NQSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NQSO at the time of the gift. The value of the NQSO may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the NQSO and the illiquidity of the NQSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 (in 2017) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NQSO will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested NQSOs has not been extended to unvested NQSOs. Whether such consequences apply to unvested NQSOsis uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Stock Units; Stock Awards and Other Stock-Based Awards; Cash Awards.  A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of stock awards or units or other stock-based awards denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives common stock in satisfaction of the Award in an amount equal to the fair market value of the common stock received; provided, however, that if the common stock is not fully transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the common stock is received in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock or cash received. The tax basis in the common stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Code Limitations on Deductibility.  In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability (or that of a subsidiary) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our the ability (or that of a subsidiary) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers (the chief executive officer and the three most highly compensated executive officers other than the chief financial officer) of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. Assuming approval of the Amendment, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than 500,000 shares of common stock or, with respect to Awards not related to shares of common stock, $2,500,000, in any given fiscal year. Although the Plan has been drafted to satisfy the requirements for the performance-based compensation exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Awards — Performance Awards.”

New Plan Benefits

The Awards, if any, that will be made to Eligible Persons under the Plan are subject to the complete discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of common stock subject to Awards that may be granted in the future to eligible employees, consultants and directors under the Plan, nor can we estimate the amount or the number of common stock that could have been granted to the eligible individuals had the Plan, as amended and restated, been in place in the last fiscal year.

OUR BOARD RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT AND RESTATEMENT TO THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

PROPOSAL 5:  THE RE-APPROVAL OF THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Description of Proposal

In addition to the approval of the Amendment to the Plan, our stockholders are also being asked to re-approve the material terms of the Plan, as amended by the Amendment, for purposes of complying with certain requirements of Section 162(m) of the Code (“Section 162(m)”). As explained in greater detail below, we believe approval of this Proposal 5 is advisable in order to allow us to continue to grant awards under the Plan, as amended by the Amendment, that may qualify as “performance-based compensation” under Section 162(m).

The Plan, as amended by the Amendment, is designed, in part, to allow us to provide “performance-based compensation” that may be tax-deductible by us and our subsidiaries without regard to the limits of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief executive officer and the chief financial officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m).

In addition to certain other requirements, in order for awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan, as amended by the Amendment, must be periodically disclosed to and approved by our stockholders. Under Section 162(m), the material terms of the Plan that stockholders are being asked to re-approve are (i) the employees eligible to receive compensation under the Plan, (ii) the maximum amount of compensation that may be paid to an individual under the Plan during a specified period, and (iii) the list of business criteria on which performance objectives may be based. Each of these items is discussed below, and stockholder approval of this Proposal 5 constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements. This Proposal 5 does not seek any amendment of the existing eligible employees, the maximum value of compensation that may be paid, or list of business criteria contained within the Plan, as amended by the Amendment, although the Amendment does include in increase in the number of awards that may be granted to any individual within a year. This Proposal 5  is being presented to stockholders to comply with the periodic re-approval requirements of Section 162(m) described above, including with respect to the additional available shares we are requesting stockholders to approve pursuant to the Amendment to the Plan under Proposal 4.

If this Proposal 5 is not approved, our Covered Employees may not receive the compensation that we intended to provide them under the Plan, as amended by the Amendment, and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that the Company may be limited in its ability to grant Awards that satisfy its compensation objectives and that are deductible (although the Company retains the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some or all of it may be non-deductible).

Description of the Section 162(m) Material Terms

The discussion in this Proposal 5 does not purport to be a complete description of all of the provisions of the Plan, as amended by the Amendment, and is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the Plan.

Eligibility to Participate

Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the Plan are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards, and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance objectives described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the performance Award.

Maximum Amount of Compensation

Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. Under the terms of the Plan, as amended by the Amendment, a Covered Employee who receives an Award intended to be a Section 162(m) Award may not receive Awards relating to more than (i) 500,000 shares of common stock in a given calendar year (250,000 prior to the Amendment), or (ii)  $2,500,000 in a given calendar year with respect to cash-denominated Awards. The cash limit was not modified by the Amendment. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the Plan.

Business Criteria

The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of Awards under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code.  Prior to, or soon after the beginning of, the relevant performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable, in whole or part, in the event of the Participant’s death or disability during the performance period, a change of control, or other specified circumstances, in each case consistent with Treasury regulations.

The Committee shall use objectively determinable performance goals based on one or more of the following criteria either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, production, increase in gas, oil or mineral reserves, finding and development costs, tax-effected finding and development costs, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, impairments, dry hole expenses, and lease expiration and relinquishment expenses), pre or after tax income, distributable cash, distributable cash per share, funds from operations, funds from operations per share, return on assets, stockholder return, return on equity, return on capital employed, improvements in the Company’s attainment of expense levels, improvements on cash-flows (before or after taxes), implementation or completion of critical projects, relative performance to a comparison group designated by the Committee and increase in gas, oil or mineral reserves per share.  A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. The Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (vi) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any acquisition by the Company or any subsidiary; and (k) to the  extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.  Performance goals need not be uniform as among Participants.

The Committee will not have the discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable under grants designated by the Committee as qualified performance-based compensation. At the end of the performance period, the Committee will certify the performance results for the performance period, and determine the amount, if any, to be paid under each grant based on the achievement of the performance goals and the satisfaction of all other terms of the grant agreement.

Other Material LTIP Provisions

For a detailed description of the other material terms of, certain tax consequences associated with participation in and other information regarding the Plan, as amended by the Amendment, please see Proposal 4 above, which is incorporated in this Proposal 5 by reference.

Grants to Certain Persons

Because Awards granted under the Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to Eligible Individuals.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN, AS AMENDED, PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Contango Oil & Gas Company to assist the Board in fulfilling its oversight responsibilities relating to Contango Oil & Gas Company’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Contango Oil & Gas Company’s financial reports. The Audit Committee manages Contango Oil & Gas Company’s relationship with its independent registered public accounting firm, which is ultimately accountable to the Audit Committee.

The Audit Committee has reviewed and discussed with management and with Grant Thornton LLP, the independent registered public accounting firm, Contango Oil & Gas Company’s audited financial statements as of and for the year ended December 31, 2016. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Grant Thornton LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Grant Thornton LLP such firm’s independence. The Audit Committee has also considered whether the provision of non-audit services to Contango Oil & Gas Company by Grant Thornton LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in Contango Oil & Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

THE AUDIT COMMITTEE,

Lon McCain (Chairman)
B.A. Berilgen

B. James Ford

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 17, 2017 regarding the beneficial ownership of Common Stock by each person known to us to own beneficially more than 5% of the outstanding Common Stock, each director, each director nominee, our named executive officers, and our directors and named executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares of Common Stock beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 17, 2017 by that stockholder are deemed outstanding.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of March 17, 2017.

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner (1)	Ownership (2)	Percent
Oaktree Entities (3)	1,296,379	5.1
Ariel Investments, LLC (4)	3,727,380	14.7
FMR LLC (5)	2,698,380	10.7
BlackRock, Inc. (6)	2,631,902	10.4

Directors and Named Executive Officers

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner (1)	Ownership (2)	Percent
Directors
Joseph J. Romano	42,621	*
B.A. Berilgen	14,426	*
Charles M. Reimer	44,428	*
B. James Ford (7)	9,892	*
Lon McCain	23,487	*
Named Executive Officers
Allan D. Keel (8)	350,314	1.4
E. Joseph Grady (9)	157,384	*
A. Carl Isaac (10)	42,720	*
Jay S. Mengle (11)	91,323	*
Thomas H. Atkins (12)	74,862	*
James J. Metcalf Jr.	30,000	*
All current directors and named executive officers as a group (11 persons)	881,457	3.5

*Denotes less than 1% of class beneficially owned.

(1)	Unless otherwise noted, the stockholder’s current address is 717 Texas Avenue, Suite 2900, Houston, Texas 77002.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 17, 2017 are deemed outstanding. Applicable percentages are based on 25,232,989 shares outstanding on March 17, 2017 plus an additional 97,319 shares of common stock subject to currently exercisable options. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

The address of Oaktree entities described in this footnote is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. OCM Principal Opportunities Fund III, L.P. (“POF III”) is the managing member of OCM GW Holdings, LLC (“OCM GW”), and, therefore, has investment and voting control over the securities held by OCM GW. OCM Principal Opportunities Fund III GP, L.P. (“POF III GP”) is the general partner of POF III, Oaktree Fund GP I, L.P. (“GP I”) is the general partner of POF III GP, Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I, OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I, Oaktree Holdings LLC (“Holdings”) is the managing member of Holdings I, Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings, and Oaktree Capital Group Holdings GP, LLC (“OCGH GP”) is the duly appointed manager of OCG. OCM Principal Opportunities Fund IV, L.P. (“POF IV”) is the managing member of OCM Crimson Holdings, LLC (“OCM Crimson”) and, therefore, has investment and voting control over the securities held by OCM Crimson. OCM Principal Opportunities Fund IV GP, L.P. (the “POF IV GP”) is the general partner of POF IV, OCM Principal Opportunities Fund IV GP, Ltd. (“POF IV Ltd.”) is the general partner of POF IV GP, GP I is the sole stockholder of POF IV Ltd., Oaktree Capital Management, L.P. (“Management”) is the sole director of POF IV Ltd., Oaktree Holdings, Inc. (“Holdings Inc.”) is the general partner of Management, and OCG is the sole shareholder of Holdings Inc. POF III, POF III GP, GP I, Capital I, Holdings I, Holdings, OCG, OCGH GP, POF IV, POF IV GP, POF IV Ltd., Management and Holdings, Inc. expressly disclaim beneficial ownership of the shares held by OCM GW and OCM Crimson, except to the extent of their respective pecuniary interests therein.

(4)	Based upon its Schedule 13G filing, Ariel Investments, LLC’s address is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.
(5)	Based upon its Schedule 13G filing, FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210.
(6)	Based upon its Schedule 13G filing, BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.
(7)	Excludes shares held by affiliates of Oaktree Capital Management, LLC, of which Mr. Ford disclaims beneficial ownership.
(8)	Reported common stock is all held directly and includes 55,943 shares subject to currently exercisable options.
(9)	Reported common stock is all held directly and includes 18,647 shares subject to currently exercisable options.
(10)	Reported common stock is all held directly. Based upon his Form 4 filing dated January 17, 2017.
(11)	Reported Common Stock includes 59,813 held directly and includes 3,729 shares subject to currently exercisable options. Mr. Mengle’s wife holds 658 shares.
(12)	Reported common stock is all held directly and includes 3,174 shares subject to currently exercisable options.
Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2016, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Number of
securities available
	Number of		for future issuance
	securities to be	Weighted	under equity
	issued upon	average exercise	compensation plans
	exercise of	price of	(excluding
	outstanding	outstanding	securities reflected
Plan Category	options	options	in first column) (1)
Equity compensation plans approved by security holders:
Amended and Restated 2009 Incentive Compensation Plan	—	$—	31,973
Equity compensation plans not approved by security holders:
2005 Stock Incentive Plan	111,905	$55.53	—

(1)Shares are reserved for performance-based restricted stock units at the target award level

The 2005 Stock Incentive Plan was adopted by our Board in conjunction with the Merger with Crimson. Prior to the Merger, it had been approved by the Crimson stockholders.   This plan expired on February 25, 2015.

See Note 8 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of our equity compensation plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during 2016 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a) other than the following transactions for which the required filings were not timely filed:

Name	Filing Type	Transaction Date
Allan D. Keel	Form 4	January 4, 2016
E. Joseph Grady	Form 4	January 4, 2016
A. Carl Isaac	Form 4	January 4, 2016
Jay S. Mengle	Form 4	January 4, 2016
Thomas H. Atkins	Form 4	January 4, 2016
B.A. Berilgen	Form 4	May 16, 2016
B.A. Berilgen	Form 4	May 19, 2016
B. James Ford	Form 4	May 25, 2016
A. Carl Isaac	Form 4	November 15, 2016

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2017 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2018 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by us no later than December 1, 2017.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2018 Annual Meeting of Stockholders must deliver proper notice to us at least 90 days but not more than 120 days prior to the anniversary date of the 2017 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2018 Annual Meeting of Stockholders, it should be properly submitted to us no later than February 9, 2018 and no earlier than January 10, 2018.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating Committee may request additional information from the nominee or the stockholder. For additional information about the notice requirements for director nominations, see our bylaws. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2018 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 14, 2018, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after

February 14, 2018, and the matter nonetheless is permitted to be presented at the 2018 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2016, but not including exhibits, is available at www.contango.com. A copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Investor Relations department, at 717 Texas Avenue, Suite 2900, Houston, Texas 77002, or call at (713) 236-7400.

Exhibit A

CONTANGO OIL & GAS COMPANY

SECOND AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

CONTANGO OIL & GAS COMPANY

SECOND AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

1.Purpose and History

The purpose of the Contango Oil & Gas Company Amended and Restated 2009 Incentive Compensation Plan (the “Plan”) is to provide (i) designated employees of Contango Oil & Gas Company (the “Company”) and its subsidiaries, (ii) non-employee members of the board of directors of the Company, and (iii) consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards as well as cash awards.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

The Plan (styled as the Contango Oil & Gas Company 2009 Equity Compensation Plan) originally became effective as of September 1, 2009.  The Plan was amended and restated on April 10, 2014 to (1) clarify certain provisions of the Plan relating to Section 162(m) of the Code, (2) add cash awards to the Plan, and (3) make certain administrative clarifications to the Plan.  The Plan is now being amended and restated to (a) increase the number of shares reserved for issuance pursuant to the Plan; (b) extend the term of the Plan to March 21, 2027; (c) increase the individual limit applicable to awards granted to a single Participant in any single year; and (d) make certain administrative clarifications to the Plan.

2.Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)“ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

(b)“Board” means the Company’s Board of Directors.

(c)“Cash Award” means a cash award as described in Section 11.

(d)“Change of Control” shall be deemed to have occurred if:

(i)Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the securities of the Company representing either (x) the then outstanding shares of Company Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided,  however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the

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Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Provided, however, that notwithstanding the definition of a Change of Control provided above, with respect to any award that is subject to section 409A of the Code, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the regulations promulgated under section 409A of the Code.

(e)“Code” means the Internal Revenue Code of 1986, as amended.

(f)“Committee” means (i) with respect to Grants to Employees (other than as noted herein) and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, (iii) with respects to Grants that are intended to be "qualified performance-based compensation" under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Code and related Treasury regulations; and (iv) with respect to Grants to individuals that are subject to section 16 of the Exchange Act, a committee that consists of two or more persons appointed by the Board, all of whom shall be “nonemployee directors” within the meaning of Rule 16b-3(b)(3).

(g)“Company” means Contango Oil & Gas Company and any successor corporation.

(h)“Company Stock” means the common stock of the Company.

(i)“Consultant” means an advisor or consultant who performs services for the Employer.

(j)“Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(k)“Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

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(l)“Employer” means the Company and its subsidiaries.

(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)“Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o)“Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(p)“Grant” means an Option, Stock Unit, Stock Award, SAR, Other Stock-Based Award or Cash Award granted under the Plan.

(q)“Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r)“Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s)“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Second Restatement Effective Date and any other individual who becomes a director of the Company after the Second Restatement Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

(t)“Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(u)“Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v)“Option” means an option to purchase shares of Company Stock, as described in Section 7.

(w)“Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(x)“Participant” means an Employee, Consultant or Non-Employee Director designated by the Committee to participate in the Plan.

(y)“Plan” means this Contango Oil & Gas Company 2009 Equity Compensation Plan, as amended and as in effect from time to time.

(z)“SAR” means a stock appreciation right as described in Section 10.

(aa)“Second Restatement Effective Date” means March 21, 2017, subject to approval of the Plan by the stockholders of the Company.

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(bb) “Stock Award” means an award of Company Stock as described in Section 9.

(cc)“Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.Administration

(a)Committee.  The Plan shall be administered and interpreted by the Committee.  Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)Committee Authority.  Except for Grants to the Company’s Chairman and its Chief Executive Officer, each of which shall require the approval of  the Board, the Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Plan.

(c)Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.Grants

(a)Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs or Other Stock-Based Awards as described in Section 10, and Cash Awards as described in Section 11.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b)Notwithstanding any provision of the Plan to the contrary, on and after the Second Restatement Effective Date, the Committee shall not award more than 5% of the aggregate number of Shares that remain available as of the Second Restatement Effective Date plus any Shares that become available in the future pursuant to Grants that could vest in less than 12 months of the date of grant, subject, in each case, to the Committee’s authority under the Plan to vest Grants earlier, as the Committee deems appropriate and as permitted by any other section of this Plan.

(c)All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.Shares Subject to the Plan

(a)Shares Authorized.  The total aggregate number of shares of Company Stock that may be issued under the Plan is 3,500,000 shares, subject to adjustment as described in subsection (d) below.

(b)Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the

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Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  Shares of Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan.  If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs.  If Stock Units are granted, the number of shares attributable to the “target” award level associated with the Stock Units shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the Stock Units and without regard to any cash settlement of the Stock Units.  To the extent that a Grant of Stock Units or Other Stock-Based Awards is designated in the Grant Agreement to be paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c)Individual Limits.  The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (d) below.  With respect to an award that is not designated in shares of Company Stock, the maximum amount of the Grant to any individual during any calendar year shall not be valued at more than $2,500,000 on the date of grant.   The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash.  All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.  A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(d)Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, (iv) by reason of any change in capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718, or (v) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

6.Eligibility for Participation

(a)Eligible Persons.  All Employees, including Employees who are officers or members of the Board, Consultants, and all Non-Employee Directors shall be eligible to participate in the Plan; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an award that may be settled in Company Stock.

(b)Selection of Participants.  The Committee shall select the Employees, Consultants, and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

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7.Options

(a)General Requirements.  The Committee may grant Options to an Employee, Consultant or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Consultants and Non-Employee Directors.

(b)Type of Option, Price and Term.

(i)The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Consultants or Non-Employee Directors.

(ii)The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)Exercisability of Options.

(i)Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Consultant or Non-Employee Director.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

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(e)Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) if permitted by the Committee, by a net exercise of the Option, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.Stock Units

(a)General Requirements.  The Committee may grant Stock Units to an Employee, Consultant or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)Dividend Equivalents.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be paid to Participants currently or may be deferred.  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.  Notwithstanding the foregoing, with respect to Dividend Equivalents granted on or after the Second Restatement Effective Date, such Dividend Equivalents shall be subject to the same restrictions and a risk of forfeiture as the Stock Unit with respect to which the dividends accrue and shall not be paid unless and until such award has vested and been earned.

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9.Stock Awards

(a)General Requirements.  The Committee may issue shares of Company Stock to an Employee, Consultant or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 14(a).  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that Dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the Dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines.  Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Accumulated Dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as Dividends are paid on Company Stock, as determined by the Committee.  Notwithstanding the foregoing, with respect to Dividends granted on or after the Second Restatement Effective Date in connection with Stock Awards, such Dividends shall be subject to the same restrictions and a risk of forfeiture as the Stock Award with respect to which the Dividend accrues and shall not be paid unless and until such award has vested and been earned.

10.Stock Appreciation Rights and Other Stock-Based Awards

(a)SARs.  The Committee may grant SARs to an Employee, Consultant or Non-Employee Director separately or in tandem with an Option.  The following provisions are applicable to SARs:

(i)General Requirements.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii)Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

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(iii)Exercisability.  An SAR shall become exercisable in accordance with such terms and conditions as may be specified.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv)Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v)Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi)Form of Payment.  The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b)Other Stock-Based Awards.  The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.Cash Awards

A Grant denominated in or settled in cash, as an element of or supplement to, or independent of any other Grant under this Plan, may be granted pursuant to this Section 11. Cash Awards may be granted to Employees, Consultants and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate.   Cash Awards may be granted subject to the achievement of performance goals or other conditions.

12.Qualified Performance-Based Compensation

(a)Designation as Qualified Performance-Based Compensation.  The Committee may determine that any Grant under this Plan to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b)Performance Goals.  When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is

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payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria either in absolute terms or in comparison to publicly available industry standards or indices: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, production, increase in gas, oil or mineral reserves or reserve values, finding and development costs, tax-effected finding and development costs, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization, geological and geophysical expenses, impairments, dry hole expenses, and lease expiration and relinquishment expenses), pre or after tax income, distributable cash, distributable cash per share, funds from operations, funds from operations per share, return on assets, stockholder return, return on equity, return on capital employed, improvements in the Company’s attainment of expense levels, improvements of cash-flows (before or after taxes), implementation or completion of critical projects, relative performance to a comparison group designated by the Committee and increase in gas, oil or mineral reserves per share.  A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of performance objectives for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. The Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (vi) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any acquisition by the Company or any subsidiary; and (k) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.  Performance goals need not be uniform as among Participants and may be changed from year to year by the Committee as deemed appropriate.

(d)Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e)Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code and other restrictions set forth within this Plan.

13.Deferrals

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The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.Withholding of Taxes

(a)Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities, that may be utilized without creating adverse accounting treatment for the Company with respect to such award, as determined by the Committee.

15.Transferability of Grants

(a)Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.Consequences of a Change of Control

(a)Grants prior to the Second Restatement Effective Date.  In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to all outstanding Grants that were awarded prior to the Second Restatement Effective Date, without the consent of any Participant:  (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards, Stock Units and Other Stock-Based Awards shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

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(b)Grants On or Following the Second Restatement Effective Date.  In the event of a Change of Control, with respect to all outstanding Grants that were awarded on or following the Second Restatement Effective Date, the impact of a Change of Control shall be set forth in the applicable Grant Agreement; provided,  however, that with respect to any award granted on or after the Second Restatement Effective Date, no such award may become vested in full automatically upon a Change of Control, except (i) if such acceleration is also contingent upon an involuntary termination of the Participant’s employment or services with the Company, any of its subsidiaries, or the surviving or successor entity (or a parent or subsidiary of the surviving entity) that occurs within the two (2) year period following the Change of Control, or (b) if such acceleration occurs with respect to an award that is not assumed, replaced, or converted by the surviving entity in any such Change of Control.  With respect to a Grant that is subject to performance-based vesting provisions, in the case of clause (b), acceleration shall assume attainment of the applicable performance criteria at the higher of (1) the “target” level (prorated based upon the length of time within the performance cycle that has elapsed prior to the Change of Control) or (2) actual achievement as of the date of such Change of Control.

(c)Other Transactions.  The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.Amendment and Termination of the Plan

(a)Amendment.  The Board may amend or terminate the Plan at any time (including, without limitation, in response to a change in applicable law or regulations); provided, however, that if approval of the stockholders of the Company is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements, then such amendment or termination shall not be effective until such approval is received.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below.

(b)No Repricing Without Stockholder Approval.  Except in connection with a corporate transaction involving the Company or a change in capitalization (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Grants may not be amended without shareholder approval to reduce the Exercise Price of outstanding Options or the base amount of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Grants or Options or SARs with an Exercise Price or base amount that is less than the Exercise Price or base amount of the original Options or SARs.

(c)Stockholder Approval for “Qualified Performance-Based Compensation.”  If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

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(d)Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of the Second Restatement Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.Miscellaneous

(a)Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(b)Compliance with Law.  The Plan, the exercise of Options or SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)Rights of Participants.  Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan that has not been approved by the Committee and otherwise administered in accordance with the terms hereof.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f)No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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(g)Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)Specified Employee under Section 409A of the Code.  Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under section 409A of the Code or the regulations promulgated thereunder) becomes entitled to a payment under a Grant which is subject to section 409A of the Code on account of a “separation from service” (as defined under section 409A of the Code or the regulations promulgated thereunder), to the extent required by the Code, such payment (or the applicable portion of such payment) shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(i)Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan or any Grant Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Grant should not comply with Rule 16b-3) or section 422 of the Code.   With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(j)Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

(k)Clawback Policies.  To the extent required or advisable pursuant to applicable law or any applicable securities exchange listing standards, Grants and amounts paid or payable pursuant to or with respect to Grants under this Plan shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Board, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Grants and amounts paid or payable pursuant to or with respect to Grants.  Notwithstanding any provision of a Grant Agreement to the contrary, the Company reserves the right, without the consent of any Participant or beneficiary of any Grant, to adopt any such required or advisable clawback policies and procedures, including such policies and procedures applicable to the Grant Agreement with retroactive effect.

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VIEW MATERIALS & VOTE w SCAN TO CONTANGO OIL & GAS COMPANY 717 TEXAS AVE., SUITE 2900 HOUSTON, TX 77002 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E23853-P89259 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CONTANGO OIL & GAS COMPANY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! For ! ! ! ! ! ! Against ! ! ! ! ! ! Abstain 1a. Joseph J. Romano For Against Abstain ! ! ! 1b. Allan D. Keel 3. Approval, on an advisory basis, of the compensation of our named executive officers. 1c. B.A. Berilgen ! ! ! 1d. B. James Ford 4. Approval of the amendment and restatement of our Amended and Restated 2009 Incentive Compensation Plan. 1e. Lon McCain ! ! ! 5. Re-approval of the Amended and Restated 2009 Incentive Compensation Plan, as amended, pursuant to Section 162(m) of the Internal Revenue Code. 1f. Charles M. Reimer The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. ! ! ! 2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2017 fiscal year. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E23854-P89259 CONTANGO OIL & GAS COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR May 11, 2017 The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 31, 2017, hereby appoint(s) Allan D. Keel and E. Joseph Grady as Proxies, with the power to appoint a substitute and hereby authorize(s) each of them to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Thursday, May 11, 2017, at 9:30 a.m., Central Time, at the Chase Center Auditorium, located at 601 Travis St., Houston, Texas 77002, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR, FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN, FOR THE RE-APPROVAL OF OUR AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN, AS AMENDED, PURSUANT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE, AND TO CONDUCT ANY OTHER BUSINESS THAT IS PROPERLY RAISED AT THE ANNUAL MEETING. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. Continued and to be signed on reverse side V.1.1